     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1996



                                                      REGISTRATION NO. 333-04375

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                            CHEVY CHASE BANK, F.S.B.
                   (Originator of the Trust Described Herein)
             (Exact name of Registrant as Specified in its Charter)
                   CHEVY CHASE AUTO RECEIVABLES TRUST 1996-1

                          (Issuer of the Certificates)

        UNITED STATES               52-0897004
 (STATE OR OTHER JURISDICTION    (I.R.S. EMPLOYER
     OF INCORPORATION OR          IDENTIFICATION
        ORGANIZATION)                  NO.)

                            8401 CONNECTICUT AVENUE
                          CHEVY CHASE, MARYLAND 20815
                                 (301) 986-7000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             STEPHEN R. HALPIN, JR.
                            EXECUTIVE VICE PRESIDENT
                            CHEVY CHASE BANK, F.S.B.
                            8401 CONNECTICUT AVENUE
                          CHEVY CHASE, MARYLAND 20815
                                 (301) 986-7000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                               ------------------
                                   COPIES TO:
                              M. David Krohn, Esq.
                       Shaw, Pittman, Potts & Trowbridge
                              2300 N Street, N.W.
                             Washington, D.C. 20037
                                 (202) 663-8000
                                 --------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
                                 --------------
                        CALCULATION OF REGISTRATION FEE


                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
         TITLE OF SECURITIES               AMOUNT TO      OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION
          TO BE REGISTERED               BE REGISTERED         UNIT (1)           PRICE (1)         FEE (2)
Auto Receivable Backed
 Certificates........................   $227,697,669.92          100%          $227,697,669.92     $78,517.00



(1) Estimated solely for the purpose of calculating the registration fee.



(2) Of this amount, $345 was paid previously.

                                 --------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                   CHEVY CHASE AUTO RECEIVABLES TRUST 1996-1

                                 --------------

                       CROSS REFERENCE SHEET TO FORM S-3

 ITEM NO.                            ITEM                                       PROSPECTUS CAPTION OR PAGE
- -----------  ----------------------------------------------------  ----------------------------------------------------
        1.   Forepart of the Registration Statement and Outside
              Front Cover Page of Prospectus.....................  Forepart of the Registration Statement and Front
                                                                    Cover Page of Prospectus;
        2.   Inside Front and Outside Back Cover Pages of the
              Prospectus.........................................  Inside Front Cover Page of Prospectus; Available
                                                                    Information; Incorporation of Certain Documents By
                                                                    Reference; Reports to Certificateholders; Table of
                                                                    Contents
        3.   Summary Information; Risk Factors and Ratio of
              Earnings to Fixed Charges..........................  Summary of Terms and Special Considerations
        4.   Use of Proceeds.....................................  Use of Proceeds
        5.   Determination of Offering Price.....................  *
        6.   Dilution............................................  *
        7.   Selling Security Holders............................  *
        8.   Plan of Distribution................................  Underwriting
        9.   Description of Securities to be Registered..........  Summary of Terms; Formation of the Trust; The
                                                                    Certificates
       10.   Interest of Named Experts and Counsel...............  *
       11.   Material Changes....................................  *
       12.   Incorporation of Certain Information by Reference...  Incorporation of Certain Documents by Reference
       13.   Disclosure of Commission Position on Indemnification
              for Securities Act Liabilities.....................  *

- ------------------------
*Not applicable or answer is negative.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JUNE 18, 1996



PRELIMINARY PROSPECTUS


CHEVY CHASE AUTO RECEIVABLES TRUST 1996-1


$227,697,669.92
   % AUTO RECEIVABLES BACKED CERTIFICATES

CHEVY CHASE BANK, F.S.B.
SELLER AND SERVICER


Principal, and interest to the extent of the Pass-Through Rate of    % per
annum, will be distributed to Certificateholders on the 15th day of each month (or, if such 15th day is not a Business Day, the next following Business Day), beginning July 15, 1996. The aggregate principal balance of the Receivables as of the Cut-Off Date is $227,697,669.92. The final scheduled distribution date of the Certificates will be the Distribution Date in December, 2002 (the "Final Scheduled Distribution Date").



The    % Auto Receivables Backed Certificates (the "Certificates") represent fractional undivided interests in the assets of the Chevy Chase Auto Receivables Trust 1996-1 (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement"), dated as of June 1, 1996, among Chevy Chase Bank, F.S.B. (the "Bank"), as seller and as servicer of the receivables (the "Seller" and the "Servicer," respectively), and First Bank National Association, as trustee (the "Trustee"). The assets of the Trust will primarily consist of simple interest retail installment sales contracts and installment loans (the "Receivables") secured by new and used automobiles, light duty trucks and vans financed thereby (the "Vehicles"), certain payments made thereunder on or after June 1, 1996 (the "Cut-Off Date"), security interests in the Vehicles and the proceeds thereof received by the Trust from the Seller on or prior to the date of the issuance of the Certificates, all as more fully described herein.


                                                  (COVER CONTINUED ON NEXT PAGE)

POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "SPECIAL CONSIDERATIONS" HEREIN.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATES OF THE BANK. NEITHER THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


- ----------------------------------------------------------------------------------------------------
                                                                 UNDERWRITING
                                              PRICE TO           DISCOUNTS AND      PROCEEDS TO THE
                                              PUBLIC (1)         COMMISSIONS        SELLER (1)(2)
- -----------------------------------------------------------------------------------------------------
Per Certificate                               %                  %                  %
- ----------------------------------------------------------------------------------------------------
Total                                         $                  $                  $
- ----------------------------------------------------------------------------------------------------



(1) Plus accrued interest at the Pass-Through Rate from June 15, 1996.



(2) Before deduction of expenses payable by the Bank estimated at $550,000.



The Certificates are offered by the several Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Certificates will be offered globally and delivered in book-entry form on or about
            , 1996 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and Euroclear System, against payment in immediately available funds.



J.P. MORGAN & CO.
                                 CS FIRST BOSTON
June   , 1996.                                                 SMITH BARNEY INC.

(COVER CONTINUED FROM PREVIOUS PAGE)


    The assets of the Trust also will include a financial guaranty insurance policy (the "Certificate Insurance Policy") from MBIA Insurance Corporation (the "Certificate Insurer"), which will unconditionally and irrevocably guarantee payment of amounts due to the holders of the Certificates (the "Certificateholders") to the extent described herein. The Trustee will also have access to a Reserve Account and a Yield Maintenance Account to be established for the benefit of the Certificateholders and the Certificate Insurer.


    There  currently  is   no  secondary  market   for  the  Certificates.   The
Underwriters intend to make a secondary market in the Certificates but have no obligation to do so.

                                  [MBIA LOGO]

                             AVAILABLE INFORMATION

    The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by the Servicer with the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Certificates, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Servicer will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to: Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, Chevy Chase, Maryland 20815,
Attention: Chief Financial Officer. Telephone requests for such copies should be directed to Chevy Chase Bank, F.S.B. at (301) 986-7000.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Bank or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Bank since such date or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


    Until             , 1996  (90 days after the commencement of the  offering), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               TABLE OF CONTENTS


                                                                                                                    PAGE
Available Information...........................................................................................          2
Incorporation of Certain Documents by Reference.................................................................          2
Reports to the Certificateholders...............................................................................          2
Summary of Terms................................................................................................          4
Special Considerations..........................................................................................         10
Formation of the Trust..........................................................................................         11
The Trust Property..............................................................................................         12
Use of Proceeds.................................................................................................         12
Prepayment and Yield Considerations.............................................................................         12
Pool Factor and Other Information...............................................................................         13
The Receivables Pool............................................................................................         13
The Seller and the Servicer.....................................................................................         17
The Certificates................................................................................................         20
The Certificate Insurer.........................................................................................         33
The Certificate Insurance Policy................................................................................         35
Certain Legal Aspects of the Receivables........................................................................         37
Certain Federal Income Tax Consequences.........................................................................         40
ERISA Considerations............................................................................................         42
Ratings.........................................................................................................         45
Underwriting....................................................................................................         45
Report of Experts...............................................................................................         46
Legal Matters...................................................................................................         46
Annex I.........................................................................................................         47
Appendix A......................................................................................................        A-1
Appendix B......................................................................................................        B-1

                                SUMMARY OF TERMS

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY OF TERMS ARE DEFINED ELSEWHERE IN THIS PROSPECTUS ON THE PAGES INDICATED IN THE INDEX OF PRINCIPAL TERMS.


Issuer............................  Chevy  Chase Auto Receivables  Trust 1996-1 (the "Trust"
                                    or the "Issuer").

Seller/Servicer...................  Chevy Chase Bank,  F.S.B., a  federally chartered  stock savings  bank  (the  "Bank").  The  principal  executive
                                    offices of the  Seller and the  Servicer are located  at
                                    8401 Connecticut Avenue, Chevy Chase, Maryland 20815.

Trustee...........................  First  Bank  National  Association,  a  national banking association. The corporate trust offices of the  Trustee
                                    are  located at 180 East 5th Street, St. Paul, Minnesota
                                    55101, and the telephone number of the Trustee is  (612)
                                    973-6700 (bond holder services).

Cut-Off Date......................  June 1, 1996.

Securities Offered................  The       %  Auto Receivables  Backed  Certificates (the
                                    "Certificates").   The   Certificates   will    evidence
                                    fractional  undivided ownership interests  in the assets
                                    of the  Trust.  The  Certificates will  be  offered  for
                                    purchase   in  denominations  of   $1,000  and  integral
                                    multiples thereof.  See "The  Certificates --  General."
                                    Each  Certificateholder will also  purchase the right to
                                    receive a pro  rata share of  amounts payable under  the
                                    Yield  Maintenance Account  established pursuant  to the
                                    Pooling Agreement ("Yield Maintenance Payments").

The Trust.........................  The Trust will be a trust established under the laws  of the  State of New York. The  activities of the Trust are
                                    limited  by  the  terms  of  the  Pooling  Agreement  to
                                    purchasing, owning and managing the Receivables, issuing
                                    and  making  payments  on  the  Certificates  and  other
                                    activities related thereto.

Trust Property....................  The assets of the  Trust (the "Trust Property")  include
                                    (i)  the Receivables, (ii) all monies (including accrued
                                    interest) due or received on or after the Cut-Off  Date,
                                    (iii) the Collection Account and the Certificate Account
                                    and such amounts as from time to time may be held in one
                                    or  more  accounts  established  and  maintained  by the
                                    Servicer  and  the  Trustee  pursuant  to  the   Pooling
                                    Agreement,   as  described  below,   (iv)  the  security
                                    interests in the  Vehicles, (v) the  rights to  proceeds
                                    from   claims  on  physical   damage,  credit  life  and
                                    disability insurance policies, if any, covering Vehicles
                                    or Obligors, as the case may be, (vi) any proceeds  from
                                    the  sale of  repossessed Vehicles, (vii)  all rights to
                                    receive payments  under certain  circumstances from  the
                                    Reserve Account, (viii) the Certificate Insurance Policy
                                    and (ix) certain other property, as more fully described
                                    herein. See "The Trust Property."

The Receivables...................  The   Receivables  consist  of  simple  interest  retail
                                    installment sales contracts  between dealers and  retail
                                    purchasers  and installment  loans which  are secured by
                                    the new and used automobiles, light duty trucks and vans
                                    financed thereby. Each Obligor's obligation

                                    under its Receivable is a full recourse obligation.  The
                                    "Obligor" is the obligor under each Receivable including
                                    any  guarantor. The Receivables contain provisions which
                                    unconditionally  obligate  the   Obligor  to  make   all
                                    payments  under  the  related  Receivable. Approximately
                                    77.27%  of  the  Receivables  (by  aggregate   principal
                                    balance  of the Receivables as of the Cut-Off Date) were
                                    purchased or originated by the Bank and the other 22.73%
                                    of  the  Receivables  were   purchased  by  the   Bank's
                                    wholly-owned  subsidiary,  Consumer  Finance Corporation
                                    ("CFC"). The Receivables purchased or originated by  CFC
                                    are  referred to  herein as  the "CFC  Receivables." See
                                    "The Receivables Pool."

Registration of Certificates......  The  Certificates  will  be  represented  initially   by
                                    physical certificates registered in the name of Cede, as
                                    nominee  of DTC. Persons  acquiring beneficial ownership
                                    interests in such Certificates ("Beneficial Owners") may
                                    elect to hold their interests through DTC, in the United
                                    States  of  America,  or  Cedel  Bank,  societe  anonyme
                                    ("CEDEL")  or  the  Euroclear  System  ("Euroclear"), in
                                    Europe. A  Beneficial  Owner  will not  be  entitled  to
                                    receive   a  Definitive  Certificate  representing  such
                                    person's interest in the Trust except in certain limited
                                    circumstances. Under the terms of the Pooling Agreement,
                                    Beneficial   Owners   will   not   be   recognized    as
                                    Certificateholders and will be permitted to exercise the
                                    rights of the Certificateholders only indirectly through
                                    DTC. See "The Certificates -- Book-Entry Registration."

Pass-Through Rate.................  %  per annum, calculated on the  basis of a 360-day year consisting of  twelve 30-day  months (the  "Pass-Through
                                    Rate").

Distribution Date.................  The  15th day of each month (or, if such 15th day is not a day on which banks located in New York, New York,  St.
                                    Paul,  Minnesota or  Chevy Chase, Maryland  are open for
                                    the purpose of conducting commercial banking business (a
                                    "Business Day"), the next following Business Day)  (each
                                    a "Distribution Date") beginning July 15, 1996.

Monthly Interest..................  On  each Distribution Date,  the Trustee will distribute pro rata to the Certificateholders  of record as of  the
                                    close  of business on the day (whether or not a Business
                                    Day) immediately preceding  such Distribution Date  (or,
                                    if  Definitive  Certificates  are issued,  the  close of
                                    business on the last day  of the calendar month  immedi-
                                    ately  preceding  the month  of such  Distribution Date)
                                    (the "Record  Date")  interest  at  one-twelfth  of  the
                                    Pass-Through  Rate on the  Certificate Principal Balance
                                    immediately prior  to  such Distribution  Date.  To  the
                                    extent  interest collections  received by  the Trust are
                                    insufficient to pay  such interest  as a  result of  the
                                    APRs    on    certain    of    the    Receivables,   the
                                    Certificateholders will be  entitled to amounts  payable
                                    from  the  Yield Maintenance  Account.  The "Certificate
                                    Principal Balance" shall equal, initially,
                                    $227,697,669.92  (the  "Original  Certificate  Principal
                                    Balance")   and  thereafter,  the  Original  Certificate
                                    Principal Balance,  reduced  by all  amounts  previously
                                    distributed   to  Certificateholders  and  allocable  to
                                    principal. A  "Collection  Period"  with  respect  to  a

                                    Distribution  Date will be  the calendar month preceding
                                    the month in  which such Distribution  Date occurs.  See
                                    "The Certificates -- Flow of Funds."

Monthly Principal.................  On  each Distribution Date,  the Trustee will distribute to Certificateholders, as  of the  related Record  Date,
                                    the  Monthly  Principal  relating  to  such Distribution
                                    Date. See "The Certificates -- Flow of Funds."

Accounts..........................  The Pooling  Agreement  will require  that  the  Trustee establish an account (the "Collection Account") and that
                                    the  Servicer  deposit into  the Collection  Account all
                                    collections received by the Servicer on the  Receivables
                                    within  two  Business  Days  following  receipt  of such
                                    amounts. With respect  to any Distribution  Date and  on
                                    the  related  Determination  Date,  the  Servicer  shall
                                    instruct the holder of the Collection Account to deposit
                                    into  an  account  established   by  the  Trustee   (the
                                    "Certificate   Account")  all  funds  collected  on  the
                                    Receivables   during   the   most   recently   completed
                                    Collection Period.

Credit Enhancement................  The  credit enhancement available for the benefit of the
                                    Certificateholders will consist  of the Reserve  Account
                                    and the Certificate Insurance Policy.

A.  Reserve Account...............  The  Trustee will  hold a Reserve  Account (the "Reserve
                                    Account") for the benefit of the Certificateholders  and
                                    the  Certificate  Insurer. The  Reserve Account  will be
                                    created with an initial deposit by the Seller of cash in
                                    an  amount  required  by  the  Pooling  Agreement   (the
                                    "Reserve  Initial Deposit"). The Reserve Initial Deposit
                                    will be  augmented  on  each Distribution  Date  by  the
                                    deposit  in  the  Reserve Account  of  amounts otherwise
                                    distributable to the Seller  from Excess Interest  until
                                    the  amount  in the  Reserve  Account reaches  an amount
                                    equal to  the  Specified  Reserve  Balance.  Thereafter,
                                    amounts  otherwise distributable  to the  Seller will be
                                    deposited in the Reserve Account to the extent necessary
                                    to maintain  the amount  in the  Reserve Account  at  an
                                    amount  equal to the  Specified Reserve Balance. Amounts
                                    in  the  Reserve   Account  (including  any   investment
                                    earnings thereon) on any Distribution Date (after giving
                                    effect  to all  distributions made  on such Distribution
                                    Date) in  excess of  the Specified  Reserve Balance  for
                                    such Distribution Date generally will be released to the
                                    Seller.  With respect to  any Distribution Date, "Excess
                                    Interest" shall mean funds on deposit in the Certificate
                                    Account after distribution of  the Required Payments  to
                                    the  Certificateholders  on such  Distribution  Date and
                                    payment of the fee due the Trustee, the premium then due
                                    to the Certificate Insurer and the Reimbursement Amount.

                                    The "Specified  Reserve  Balance" with  respect  to  any
                                    Distribution  Date means the amount  so specified in the
                                    Pooling  Agreement.   The   Reserve  Account   will   be
                                    maintained  with  the  Trustee  as  an  Eligible Deposit
                                    Account, and will  not be  part of the  Trust. See  "The
                                    Reserve Account."

                                    The  Certificate Insurer may, at  its option and without
                                    notice to, or  the consent  of, the  Certificateholders,
                                    reduce the Specified Reserve Balance.

B.  The Certificate Insurance
 Policy...........................  On  or before the  Closing Date, the  Seller will obtain
                                    the  Certificate  Insurance  Policy  (the   "Certificate
                                    Insurance  Policy") which is  noncancelable, in favor of
                                    the Trustee on behalf of the Certificateholders. On each
                                    Distribution  Date,  the  Certificate  Insurer  will  be
                                    required to make available to the Trustee the amount, if
                                    any,  by which the Required Payments on the Certificates
                                    exceed the  sum  of  (x)  Available  Funds  as  of  such
                                    Distribution  Date and (y)  the amount, if  any, then on
                                    deposit  in   the  Reserve   Account.  The   Certificate
                                    Insurance   Policy  does  not   guarantee  to  the  Cer-
                                    tificateholders any  specified  rate of  prepayments.  A
                                    payment by the Certificate Insurer under the Certificate
                                    Insurance  Policy is  referred to herein  as an "Insured
                                    Payment." See "The  Certificate Insurance  Policy "  and
                                    "The Certificate Insurer" herein.

                                    The Trustee will (i) receive as attorney-in-fact of each
                                    Certificateholder,   any   Insured   Payment   from  the
                                    Certificate  Insurer  and  (ii)  disburse  such  Insured
                                    Payment to each Certificateholder in accordance with the
                                    Pooling  Agreement. The  Pooling Agreement  will provide
                                    that to  the extent  the Certificate  Insurer makes  In-
                                    sured  Payments,  either directly  or indirectly  (as by
                                    paying through the Trustee), to the  Certificateholders,
                                    the Certificate Insurer will be subrogated to the rights
                                    of  such Certificateholders with respect to such Insured
                                    Payments.   The   Certificate   Insurer   will   receive
                                    reimbursement  for such Insured  Payments, but only from
                                    the sources and  in the manner  provided in the  Pooling
                                    Agreement.  Such subrogation and reimbursement will have
                                    no effect on the Certificate Insurer's obligations under
                                    the Certificate Insurance Policy.

Yield Maintenance Account.........  Certain of the Receivables have annual percentage  rates of  interest ("APRs") which are less than the sum of the
                                    Pass-Through Rate, the Servicing Fee Rate and the  rates
                                    at  which  the  Certificate  Insurer's  premium  and the
                                    Trustee's fee are calculated (the sum of such rates, the
                                    "Required Rate").  The Yield  Maintenance Account  is  a
                                    segregated  trust account which will  not be part of the
                                    Trust into which the Seller  will make a single  deposit
                                    on  the Closing  Date in  an amount  (the "Initial Yield
                                    Maintenance Amount") necessary to fund any shortfall  on
                                    interest  collections  which  results  from  Receivables
                                    having an APR of less than the Required Rate. After  the
                                    Closing  Date no additional amounts will be deposited in
                                    the  Yield  Maintenance   Account.  The  Initial   Yield
                                    Maintenance  Amount  has  been calculated  using  a zero
                                    prepayment   rate   on   the   Receivables.   On    each
                                    Determination   Date,  the  Servicer   is  permitted  to
                                    recalculate the amount required to be on deposit in  the
                                    Yield   Maintenance  Account   (the  "Yield  Maintenance
                                    Amount"), which may decline  as Receivables having  less
                                    than  the Required Rate prepay  or are otherwise removed
                                    from the  Trust.  Any amounts  in  excess of  the  Yield
                                    Maintenance  Amount  will  be  released  to  the Seller.
                                    Amounts may  be  withdrawn from  the  Yield  Maintenance
                                    Account only

                                    with respect to the interest shortfalls described above.
                                    Any  excess funds in the  Yield Maintenance Account will
                                    be released to the Seller.

Certificate Insurer...............  MBIA Insurance Corporation and any successor thereto.

Servicing.........................  The  Servicer   will  be   responsible  for   servicing,
                                    managing, arranging, making collections on and otherwise
                                    enforcing the Receivables. The Servicer will be required
                                    to  exercise the degree of  skill and care in performing
                                    these  functions  that  it  customarily  exercises  with
                                    respect  to similar  receivables owned  by the Servicer.
                                    The Servicer will be entitled to retain from collections
                                    on the Receivables a  monthly fee (the "Servicing  Fee")
                                    equal  to  one-twelfth  the product  of  (i)  1.40% (the
                                    "Servicing Fee Rate")  and (ii) the  Pool Balance as  of
                                    the  beginning of  the immediately  preceding Collection
                                    Period.  The  Servicer  may  designate  CFC  to  act  as
                                    sub-servicer with respect to the CFC Receivables.

Optional Termination..............  The  Seller  will have  the  option, subject  to certain conditions set forth in the Pooling Agreement, including
                                    the  deposit  of  the  sum  specified  in  the   Pooling
                                    Agreement,  to remove all, but not less than all, of the
                                    property  in  the   Trust,  and   thereby  cause   early
                                    retirement  of the  Certificates as  of any Distribution
                                    Date following a Record Date  on which the Pool  Balance
                                    is  5%  or less  of  the Original  Certificate Principal
                                    Balance (such  option, the  "Optional Termination").  In
                                    the  event  of such  a  removal, the  entire outstanding
                                    Certificate Principal  Balance,  together  with  accrued
                                    interest  thereon  at  the  Pass-Through  Rate,  will be
                                    required to be  paid to the  Certificateholders on  such
                                    Distribution Date. The Certificate Insurance Policy will
                                    not insure payments to Certificateholders resulting from
                                    an   Optional  Termination.  See  "The  Certificates  --
                                    Optional Termination."

Certain Legal Aspects of the
 Receivables......................  Because of the  administrative burden  and expense  that would be entailed in doing so, the certificates of title
                                    for  the Vehicles  will not  be amended  to identify the
                                    Trustee as the secured party. If there are any  Vehicles
                                    as  to  which  the  Bank failed  to  obtain  a perfected
                                    security  interest,  its  security  interest  would   be
                                    subordinate  to, among others,  subsequent purchasers of
                                    the  Vehicles   and   holders  of   perfected   security
                                    interests. Pursuant to the Pooling Agreement, the Seller
                                    will  assign its  security interests in  the Vehicles to
                                    the Trustee.  Under  the  laws  of  Virginia  and  North
                                    Carolina,  such an assignment  of security interests may
                                    not be,  and under  the laws  of Maryland  will not  be,
                                    sufficient  to convey to  the Trustee perfected security
                                    interests in the Vehicles.  The Seller will covenant  in
                                    the  Pooling Agreement to  repurchase any Receivable if,
                                    on the Closing Date, a valid, subsisting and enforceable
                                    first priority security interest in the related Vehicle,
                                    which will have been assigned to the Trust, has not been
                                    perfected (or is not in the process of being  perfected)
                                    in  favor of the applicable Lender. The Seller will also
                                    covenant in  the  Pooling Agreement  to  repurchase  any
                                    Receivable   if,  after  the   Closing  Date,  a  valid,
                                    subsisting  and  enforceable  first  priority   security
                                    interest in the name of the

                                    applicable  Lender is  not maintained  on behalf  of the
                                    Trust   in   the    related   Vehicle.   See    "Special
                                    Considerations  -- Certain  Legal Aspects"  and "Certain
                                    Legal Aspects of the Receivables."

Certain Federal Tax
 Considerations...................  In the  opinion of  Shaw, Pittman,  Potts &  Trowbridge, counsel  to  the  Seller, the  Trust  will  constitute a
                                    grantor trust for federal  income tax purposes and  will
                                    not  be subject to federal income tax. Beneficial Owners
                                    of  the  Certificates   must  report  their   respective
                                    allocable  shares  of  all income  earned  on  the Trust
                                    Property  (other  than  amounts  treated  as   "stripped
                                    coupons")  and  may  deduct  their  respective allocable
                                    shares  of  reasonable  servicing  fees.  See   "Certain
                                    Federal  Income Tax  Consequences --  Tax Status  of the
                                    Trust."  Prospective  investors  should  note  that   no
                                    rulings  have been or  will be sought  from the Internal
                                    Revenue Service (the "Service")  with respect to any  of
                                    the  federal income  tax consequences  discussed herein,
                                    and no assurance can be given that the Service will  not
                                    take contrary positions. See "Certain Federal Income Tax
                                    Consequences."

ERISA Considerations..............  Certificates  may be purchased by  or with the assets of
                                    an  employee  benefit  plan  subject  to  the   Employee
                                    Retirement  Income  Security  Act  of  1974,  as amended
                                    ("ERISA"), and  the provisions  of Section  4975 of  the
                                    Code. An acquisition of Certificates by such an employee
                                    benefit  plan is subject to  the general fiduciary stan-
                                    dards  of  ERISA  and  satisfaction  of  the  conditions
                                    imposed   under   the   terms   of   certain  prohibited
                                    transaction exemptions granted to the Underwriters.  See
                                    "ERISA Considerations."

Ratings...........................  It  is  a  condition  of the  original  issuance  of the
                                    Certificates that  the  Certificates  be  rated  in  the
                                    highest  rating  category  by at  least  one  of Moody's
                                    Investors Service, Inc.  ("Moody's"), Standard &  Poor's
                                    Ratings  Services, a division  of The McGraw-Hill Compa-
                                    nies, Inc.  ("S&P")  or Fitch  Investors  Service,  Inc.
                                    ("Fitch")  (Moody's,  S&P  or  Fitch,  collectively, the
                                    "Rating Agencies"). The rating of the Certificates  will
                                    depend primarily on an assessment by the Rating Agencies
                                    of the claims-paying ability of the Certificate Insurer.
                                    Any   reduction   in   the   rating   assigned   to  the
                                    claims-paying ability of  the Certificate Insurer  below
                                    the  rating  initially given  to the  Certificates would
                                    likely result  in  a  reduction of  the  rating  of  the
                                    Certificates.  A security rating is not a recommendation
                                    to buy, sell or hold  securities, and may be subject  to
                                    revision  or  withdrawal at  any  time by  the assigning
                                    entity. See "Ratings."

Special Considerations............  For a  discussion  of  certain factors  that  should  be considered by prospective investors in the Certificates,
                                    see "Special Considerations" herein.

Certain Legal Matters.............  Certain  legal matters  relating to the  validity of the issuance of the Certificates will be passed upon for the
                                    Seller and the  Underwriters by Shaw,  Pittman, Potts  &
                                    Trowbridge, Washington, D.C.

                             SPECIAL CONSIDERATIONS

    Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

    LIMITED LIQUIDITY. There currently is no secondary market for the Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Certificates are paid in full. The Underwriters intend to make a market in the Certificates but have no obligation to do so.


    CERTAIN LEGAL ASPECTS. Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the Vehicles will not be amended to identify the Trustee as the secured party. If there are any Vehicles as to which the Bank failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Pursuant to the Pooling Agreement, the Seller will assign its security interests in the Vehicles to the Trustee. Under the laws of Virginia and North Carolina, such an assignment of security interests may not be, and under the laws of Maryland will not be, sufficient to convey to the Trustee perfected security interests in the Vehicles. The Seller will covenant in the Pooling Agreement to repurchase any Receivable if, on the Closing Date, a valid, subsisting and enforceable first priority security interest in the related Vehicle, which will have been assigned to the Trust, has not been perfected (or is not in the process of being perfected) in favor of the applicable Lender. The Seller will also covenant in the Pooling Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of the applicable Lender is not maintained on behalf of the Trust in the related Vehicle. See "Certain Legal Aspects of the Receivables."



    YIELD AND PREPAYMENT CONSIDERATIONS. The weighted average life of the Certificates will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit life and/or credit disability insurance, repurchases by the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, or the exercise by the Seller of its Optional Termination.



    The Seller has served or is serving as the seller/servicer with respect to three prior auto loan securitization transactions, Chevy Chase Auto Receivables Trust 1995-2, Chevy Chase Auto Receivables Trust 1995-1 and Chevy Chase Automobile Loan Trust 1991-1 and, accordingly, has limited historical experience with respect to prepayments. The Seller has not as of the date hereof prepared data on prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables. The Seller can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. The Seller, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables.


    BOOK-ENTRY REGISTRATION. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described herein.

    Certificateholders  may   experience  some   delay  in   their  receipt   of
distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC, CEDEL or Euroclear and, in such case, DTC, CEDEL or Euroclear, as the case may be, will be required to credit such distributions to the accounts of its participating organization which thereafter will be required to credit them to the accounts of the Certificateholders either directly or indirectly through indirect participants. See "The Certificates -- Book-Entry Registration."

    CONSUMER PROTECTION LAWS. The Receivables are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans.  Such laws,  as well  as  any new  laws or  rules which  may  be adopted,  may  adversely  affect  the  Servicer's  ability  to  collect  on  the
Receivables. In addition, failure by the Seller to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Receivables. The Seller will make representations and warranties relating to the validity and enforceability of the Receivables and its compliance with applicable law in connection with its performance of the transactions contemplated by the Pooling Agreement. Pursuant to the Pooling Agreement, if the Trust's interest in a Receivable is materially and adversely affected by the failure of such Receivable to comply with applicable requirements of consumer protection law, such Receivable will be repurchased by the Seller. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Receivables affected thereby will be repurchased by the Seller.

    RATING OF THE CERTIFICATES. It is a condition to the issuance of the Certificates that they be rated in the highest rating category by at least one of the Rating Agencies. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the claims-paying ability of the Certificate Insurer. Any reduction in the rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates would likely result in a reduction of the rating of the Certificates. The rating by a Rating Agency of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor but addresses the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that ratings will not be reduced, suspended or withdrawn by the Rating Agencies.


    LIMITED ASSETS. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, amounts on deposit in the Collection Account and the Certificate Account, the Certificate Insurance Policy and the right to receive payments under certain circumstances from the Reserve Account. The Certificates represent interests solely in the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Trustee or any other person or entity other than the Certificate Insurer in accordance with the terms of the Certificate Insurance Policy. Consequently, the Certificateholders must rely upon payments on the Receivables, Insured Payments and, if and to the extent available, amounts on deposit in the Reserve Account and the Yield Maintenance Account.



    GEOGRAPHIC CONCENTRATION. As of the Cut-Off Date, based upon billing address information provided to the Seller, the Obligors resided in 31 states and the District of Columbia, three of which, Maryland, Virginia and North Carolina, account for 24.33%, 47.94% and 12.33%, respectively, of the aggregate principal balance of the Receivables in the Trust. Adverse economic conditions in Maryland, Virginia or North Carolina could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables.


                             FORMATION OF THE TRUST

    The Seller will establish the Trust by selling and assigning the Receivables and certain other Trust Property to the Trustee in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates.

    The Seller, immediately prior to its transfer of the Receivables to the Trust, will acquire the CFC Receivables from CFC.

    The Servicer will hold the Receivables and the certificates of title or ownership relating to the Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title or ownership for the Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. Under such circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Vehicles may be defeated. See "Certain Legal Aspects of the Receivables."

    The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates, no historical or PRO FORMA financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

    If the protection provided to the Certificateholders by the Certificate Insurance Policy, the Reserve Account and the Yield Maintenance Account is insufficient, the Certificateholders would have to look principally to the Obligors on the Receivables and to the proceeds from the repossession and sale of Vehicles which secure Defaulted Receivables. In such event, certain factors, such as the Trustee's failure to have perfected security interests in the Vehicles in all states, may affect the Trust's ability to repossess and sell the Vehicles securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Certificates -- Flow of Funds," "The Certificate Insurance Policy" and "Certain Legal Aspects of the Receivables."

                               THE TRUST PROPERTY

    Each  Certificate  will represent  a  fractional undivided  interest  in the
Trust. The Trust Property will include (i) the Receivables, (ii) all monies (including accrued interest) due or received thereon on or after the Cut-Off Date, (iii) all amounts and property from time to time held in or credited to the Collection Account and the Certificate Account, (iv) all of the Seller's security interests in the Vehicles, (v) all rights to receive payments under certain circumstances from the Reserve Account, (vi) the Certificate Insurance Policy, (vii) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables, (viii) all of the Seller's right to all documents contained in the Receivable Files, (ix) all of the Seller's rights of recourse against Dealers relating to the Receivables, (x) all property (including the right to receive future Liquidation Proceeds and Recoveries) that secures a Receivable and that shall have been acquired by or on behalf of the Trustee and (xi) all proceeds (within the meaning of Section 9-306 of the UCC) of the foregoing. The Pooling Agreement does not permit the Trust to acquire any additional assets. The Yield Maintenance Account will hold certain amounts relating to the provision of the Yield Maintenance Payments. The Trustee will hold the Certificate Insurance Policy.

                                USE OF PROCEEDS

    A portion of the net proceeds to be received by the Seller from the sale of the Certificates will be used by the Seller to purchase the CFC Receivables from CFC; the remainder of such net proceeds will be used by the Seller for general corporate purposes.

                      PREPAYMENT AND YIELD CONSIDERATIONS

    The rate of principal payments on the Certificates will be directly related to the scheduled rate of principal payments on the underlying Receivables. If the Certificates are purchased at a price of other than par, the yield to maturity on the Certificates also will be affected by the rate of principal payments. The principal payments on such Receivables may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to the Certificateholders of amounts which would otherwise have been distributed over the remaining term of the Receivables. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions.

    The effective yield to the Certificateholders will depend upon, among other things, the price at which such Certificates are purchased, the amount of principal, including both scheduled and nonscheduled payments thereof, which is paid to the Certificateholders and the rate at which such principal is paid.

    Interest on the Receivables will be passed through to Certificateholders on each Distribution Date to the extent of the Pass-Through Rate applied to the Certificate Principal Balance immediately prior to such

Distribution Date. In the event of prepayments on a Receivable, Certificateholders will receive thirty (30) days' interest on such Receivable to the extent that amounts are available from Available Funds, the Reserve Account, the Yield Maintenance Account and the Certificate Insurance Policy and are sufficient for such purpose. See "The Certificates -- Flow of Funds."

                       POOL FACTOR AND OTHER INFORMATION

    The "Pool Factor" will be a number (calculated to seven decimal places) which the Servicer will compute each month equal to the Certificate Principal Balance as of the close of business on the Distribution Date in that month, divided by the Original Certificate Principal Balance. The Pool Factor will be
1.0000000 as of the date of the Closing Date, and thereafter will decline to reflect reductions in the Certificate Principal Balance. A Certificateholder's portion of the Certificate Principal Balance for a given month is the product of
(i) the original denomination of the holder's Certificate and (ii) the Pool Factor.

    Pursuant to the Pooling Agreement, the Certificateholders will receive from the Trustee monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information by the Trustee for tax reporting purposes not later than the latest date permitted by law. See "The Certificates -- Reports to Certificateholders."

                              THE RECEIVABLES POOL

GENERAL


    The Receivables in the pool were purchased or originated by Chevy Chase Bank F.S.B. (the "Bank") or its wholly-owned subsidiary, CFC ("CFC," together with the Bank, the "Lenders"). Of the aggregate principal balance of the Receivables as of the Cut-off Date, 77.27% were purchased or originated by the Bank (the "Bank Receivables") and 22.73% were purchased by CFC (the "CFC Receivables").



    Of the Bank Receivables as of the Cut-Off Date, 97.89%, by aggregate principal balance, were purchased by the Bank from dealers in new and used automobiles, light duty trucks and vans ("Dealers") in the ordinary course of business and 2.11% were originated directly by the Bank at or through its deposit branches. Approximately 62.62% of the aggregate principal balance of the Bank Receivables represents financing of new automobiles, light duty trucks and vans, and approximately 37.38% represents financing of used automobiles, light duty trucks and vans.



    All of the CFC Receivables as of the Cut-Off Date were purchased from Dealers. Approximately 37.76% of the aggregate principal balance of the CFC Receivables represents financing of new automobiles, light duty trucks and vans, and approximately 62.24% represents financing of used automobiles, light duty trucks and vans.


UNDERWRITING PROCEDURES

    Each Receivable was originated or purchased by the Lenders after a review by the Lenders in accordance with their established underwriting procedures. Each Lender has its own underwriting procedures.

    The underwriting procedures of each Lender are designed to provide a basis for assessing the Obligor's ability and willingness to repay the loan. In conducting this assessment, the Lenders consider the Obligor's ratio of debt to income and evaluate the Obligor's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. The Obligor's equity in the collateral and the terms of the loan are of secondary importance in the Lenders' analysis. For the Obligor's purchase of an automobile, the Bank's guidelines provide for financing up to 115% of the dealer cost for new vehicles and of the Trade-In Value (as published by the National Automobile Dealers Association, a standard reference source for dealers in used vehicles) for used vehicles. CFC has two sets of guidelines which vary based on the obligor's credit history. For new vehicles, CFC will finance up to 105% of dealer cost, plus sales taxes, license fees and a maximum of $2,000 of rebatable warranties and insurance, or 130% of dealer cost, inclusive of all additional expenses. For used vehicles, CFC will finance up to 110% of the Trade-in Value, plus sales taxes, license fees and a maximum of $2,000 of rebatable warranties and insurance, or 130% of the Trade-in Value, inclusive of all additional expenses. The Lenders' guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. The Lenders periodically conduct quality audits to ensure compliance with their established policies and procedures.

    CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the Bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. Such loans may experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to the Bank's traditional lending program.

SELECTION CRITERIA


    The Receivables were selected from the Lenders' portfolios on the basis of a number of criteria, including the following: each Receivable (i) has an original term to maturity of 12 to 72 months, (ii) has a maturity of not later than May 2002, (iii) except with respect to the Balloon Receivables, provides for level monthly payments that fully amortize the amount financed over the original term,
(iv) was not more than 59 days past due as of the Cut-Off Date and (v) has an unpaid principal balance of not less than $1,000 as of the Cut-Off Date. The weighted average remaining term (number of payments) of the Receivables was
55.06 months as of the Cut-Off Date.



    All the Receivables are prepayable at any time. Neither Lender maintains records of the historical prepayment experience of its automobile receivables portfolio, and the Seller makes no prediction as to the actual prepayment experience on the Receivables. See also "The Certificates -- Optional Termination" regarding the Seller's option to purchase the Receivables when the Pool Balance is 5% or less of the Original Certificate Principal Balance.



    The Receivables are simple interest installment sales contracts and installment loans which provide for equal monthly payments, except for 0.55% of the Receivables (as a percentage of the initial Pool Balance) with respect to which the last scheduled monthly payment of each such Receivable is significantly larger than any prior scheduled monthly payment (each such Receivable, a "Balloon Receivable"). As payments are received under a simple interest receivable, interest accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly less, in which case a larger portion of the principal balance will be due on the final scheduled payment date. In the case of a liquidation or repossession, amounts recovered are applied first to the expenses of repossession, then to unpaid interest and finally to unpaid principal.


    The composition, distribution by APR and geographical distribution of the Receivables as of the Cut-Off Date are as set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES


Initial Aggregate Principal Balance.........................  $227,697,669.92
Number of Receivables.......................................  16,062
Average Original Principal Balance..........................  $14,606.41
  Range of Original Principal Balances......................  $1,990.66 to 39,789.82
Average Remaining Principal Balance.........................  $14,176.17
  Range of Remaining Principal Balances.....................  $1,051.50 to 39,353.94
Weighted Average APR (1)....................................  11.81%
  Range of APRs.............................................  5.50% to 29.00%
Weighted Average Original Term to Maturity (1)..............  57.25 months
  Range of Original Terms to Maturity.......................  12 months to 72 months
Weighted Average Remaining Term to Maturity (1).............  55.06 months
  Range of Remaining Terms of Maturity......................  12 months to 72 months


- ------------------------


(1) Weighted by current balance.


         DISTRIBUTION OF THE RECEIVABLES BY APR AS OF THE CUT-OFF DATE


                                                               PERCENTAGE OF                       PERCENTAGE OF
                                                   NUMBER OF     NUMBER OF        AGGREGATE          AGGREGATE
RANGE OF APRS                                     RECEIVABLES   RECEIVABLES   PRINCIPAL BALANCE  PRINCIPAL BALANCE
- ------------------------------------------------  -----------  -------------  -----------------  -----------------
 5.0000% to 5.9999%.............................           1         0.01%    $        2,535.37          0.00%
 6.0000% to 6.9999%.............................         130         0.81%         1,877,007.93          0.83%
 7.0000% to 7.9999%.............................       2,015        12.54%        32,292,022.78         14.18%
 8.0000% to 8.9999%.............................       2,900        18.05%        45,147,958.47         19.83%
 9.0000% to 9.9999%.............................       2,491        15.51%        37,588,350.62         16.51%
10.0000% to 10.9999%............................       1,770        11.02%        26,322,738.71         11.56%
11.0000% to 11.9999%............................       1,139         7.09%        15,935,215.47          7.00%
12.0000% to 12.9999%............................         765         4.76%        10,113,071.88          4.44%
13.0000% to 13.9999%............................         335         2.09%         4,194,853.28          1.84%
14.0000% to 14.9999%............................         145         0.90%         1,784,711.98          0.79%
15.0000% to 15.9999%............................         247         1.54%         3,251,792.94          1.43%
16.0000% to 16.9999%............................         560         3.49%         6,949,608.76          3.05%
17.0000% to 17.9999%............................         863         5.37%        12,385,597.12          5.44%
18.0000% to 18.9999%............................       1,157         7.20%        13,713,300.34          6.02%
19.0000% to 19.9999%............................         360         2.24%         4,632,613.11          2.03%
20.0000% to 20.9999%............................          67         0.42%           636,925.73          0.28%
21.0000% to 21.9999%............................         298         1.86%         2,613,225.78          1.15%
22.0000% to 22.9999%............................          81         0.50%           753,387.82          0.33%
23.0000% to 23.9999%............................         664         4.13%         6,746,276.30          2.96%
24.0000% to 24.9999%............................          59         0.37%           642,539.69          0.28%
25.0000% to 25.9999%............................           1         0.01%            15,857.29          0.01%
29.0000% to 29.9999%............................          14         0.09%            98,078.55          0.04%
                                                  -----------      ------     -----------------        ------
    Total.......................................      16,062       100.00%    $  227,697,669.92        100.00%
                                                  -----------      ------     -----------------        ------
                                                  -----------      ------     -----------------        ------

       GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE


                                                               PERCENTAGE OF                       PERCENTAGE OF
                                                   NUMBER OF     NUMBER OF        AGGREGATE          AGGREGATE
STATE (1)                                         RECEIVABLES   RECEIVABLES   PRINCIPAL BALANCE  PRINCIPAL BALANCE
- ------------------------------------------------  -----------  -------------  -----------------  -----------------
District of Columbia............................         342         2.13%    $    4,782,851.57          2.10%
Georgia.........................................       1,179         7.34%        17,342,322.53          7.62%
Maryland........................................       3,953        24.61%        55,411,445.00         24.33%
North Carolina..................................       2,057        12.81%        28,074,935.97         12.33%
Pennsylvania....................................         572         3.56%         8,689,753.57          3.82%
Virginia........................................       7,681        47.82%       109,155,229.64         47.94%
Other...........................................         278         1.73          4,241,131.64          1.86%
                                                  -----------      ------     -----------------        ------
    Total.......................................      16,062       100.00%    $  227,697,669.92        100.00%
                                                  -----------      ------     -----------------        ------
                                                  -----------      ------     -----------------        ------


- ------------------------
(1) Based upon the billing addresses of the Obligors.

DISTRIBUTION OF THE RECEIVABLES BY REMAINING PRINCIPAL BALANCE AS OF THE CUT-OFF
                                      DATE


                                                               PERCENTAGE OF                       PERCENTAGE OF
                                                   NUMBER OF     NUMBER OF        AGGREGATE          AGGREGATE
RANGE OF REMAINING PRINCIPAL BALANCES             RECEIVABLES   RECEIVABLES   PRINCIPAL BALANCE  PRINCIPAL BALANCE
- ------------------------------------------------  -----------  -------------  -----------------  -----------------
    $0.00 to  $4,999.99.........................         247         1.54%    $      963,756.28          0.42%
 $5,000.00 to  $9,999.99........................       2,933        18.26%        24,014,117.90         10.55%
$10,000.00 to $14,999.99........................       6,895        42.93%        86,673,945.31         38.07%
$15,000.00 to $19,999.99........................       3,982        24.79%        67,856,015.75         29.80%
$20,000.00 to $24,999.99........................       1,390         8.65%        30,727,709.04         13.50%
$25,000.00 to $29,999.99........................         468         2.91%        12,664,822.75          5.56%
$30,000.00 to $34,999.99........................         127         0.79%         4,060,750.26          1.78%
$35,000.00 to $39,999.99........................          20         0.13%           736,552.63          0.32%
                                                  -----------      ------     -----------------        ------
    Total.......................................      16,062       100.00%    $  227,697,669.92        100.00%
                                                  -----------      ------     -----------------        ------
                                                  -----------      ------     -----------------        ------


DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERMS TO MATURITY AS OF THE CUT-OFF
                                      DATE


                                                               PERCENTAGE OF                       PERCENTAGE OF
                                                   NUMBER OF     NUMBER OF        AGGREGATE          AGGREGATE
RANGE OF REMAINING TERMS TO MATURITY              RECEIVABLES   RECEIVABLES   PRINCIPAL BALANCE  PRINCIPAL BALANCE
- ------------------------------------------------  -----------  -------------  -----------------  -----------------
 1 to 12........................................           5         0.03%    $       30,419.64          0.01%
13 to 24........................................         158         0.98%           923,510.89          0.41%
25 to 36........................................         988         6.15%         8,588,232.81          3.77%
37 to 48........................................       3,209        19.98%        35,601,607.76         15.64%
49 to 60........................................      10,801        67.25%       163,464,671.22         71.79%
61 to 72........................................         901         5.61%        19,089,227.60          8.38%
                                                  -----------      ------     -----------------        ------
  Total.........................................      16,062       100.00%    $  227,697,669.92        100.00%
                                                  -----------      ------     -----------------        ------
                                                  -----------      ------     -----------------        ------

                          THE SELLER AND THE SERVICER

GENERAL

    The Seller, which is one of the Lenders, is a federally chartered stock savings bank. The Seller's executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Seller's telephone number is (301) 986-7000. The Seller is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") within the Department of the Treasury and the Federal Deposit Insurance Corporation (the "FDIC"). Deposits at the Seller are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

    At March 31, 1996, the Bank had consolidated assets of approximately $5.1 billion, deposits of approximately $4.3 billion, and stockholders' equity of approximately $344.5 million. As a savings bank chartered under the laws of the United States, the Bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). At March 31, 1996, the Bank was in compliance with all such regulatory capital requirements in effect at that date. In addition, the Bank's capital ratios at March 31, 1996 were sufficient for the bank to meet the ratios established for "well capitalized" institutions pursuant to "prompt corrective action" regulations promulgated by the OTS pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. On the basis of its balance sheet at March 31, 1996, the Bank also met the FIRREA-mandated fully phased-in capital requirements (which take into account the phase-out of certain assets from regulatory capital over a period ending June 30, 1996) and, on a fully phased-in basis, met the capital standards established for "well-capitalized" institutions under the prompt corrective action regulations.

    Because of the continued improvement in the financial condition of the Bank, on March 29, 1996, the OTS released the Bank from certain restrictions and requirements contained in an agreement with the OTS, which had been amended in October 1993. In connection with the termination of the written agreement at the request of the OTS, the Board of Directors of the Bank has adopted a resolution that addresses certain issues previously addressed by the written agreement. The resolution also provides that the Bank will present a plan annually to the OTS detailing anticipated consumer loan securitization activity.


    Institutions insured by the SAIF, including the Bank, pay higher deposit insurance premiums than similarly-situated institutions insured by the Bank Insurance Fund ("BIF"). Legislation designed to reduce or eliminate the disparity between BIF and SAIF insurance premiums by, among other things, imposing on thrift institutions, including the Bank, a one-time assessment estimated to be up to 85 basis points on their SAIF-insured deposits to capitalize the SAIF was included in budget legislation which passed Congress in November 1995 and was vetoed for other reasons by President Clinton in December 1995. Congress is also considering legislation which would eliminate a provision of the Internal Revenue Code that permits thrifts that meet certain requirements, including the Bank, to establish reserves for bad debts and to deduct each year reasonable additions to those reserves in lieu of taking a deduction for bad debts actually sustained during the taxable year. Congress is also considering legislation which would, among other things: (i) abolish the OTS and transfer its functions to other agencies, and (ii) require federally chartered thrifts, including the Bank, to convert to national bank or state bank charters or thrift charters. It cannot be determined whether, or in what form, such legislation will eventually be enacted.


    The other Lender, CFC, is a wholly-owned subsidiary of the Seller, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events. See "The Receivables Pool."

DELINQUENCY AND DEFAULT EXPERIENCE

    There can be no assurance that the levels of delinquency and loss experience reflected in the tables below, are indicative of the performance of the Receivables included in the Trust.

                            CHEVY CHASE BANK, F.S.B.
                             DELINQUENCY EXPERIENCE

                                                                          AS OF DECEMBER 31,
                                    -----------------------------------------------------------------------------------------------
                                                1992                         1993                        1994               1995
                                    ----------------------------  --------------------------  --------------------------  ---------
                                      DOLLAR      PERCENTAGE OF    DOLLAR     PERCENTAGE OF    DOLLAR     PERCENTAGE OF    DOLLAR
                                      AMOUNT          TOTAL        AMOUNT         TOTAL        AMOUNT         TOTAL        AMOUNT
                                       (000)       RECEIVABLES      (000)      RECEIVABLES      (000)      RECEIVABLES      (000)
                                    -----------  ---------------  ---------  ---------------  ---------  ---------------  ---------
Receivables
 Outstanding(1)...................   $  84,533                    $ 166,307                   $ 299,096                   $ 431,351

DELINQUENCIES:(2)(3)
30-59 Days........................   $   1,469          1.74%     $   1,210         0.73%     $   4,074         1.36%     $   2,491
60-89 Days........................         237          0.28%           223         0.13%           729         0.24%           742
90 days or more...................         328          0.39%           226         0.14%         1,209         0.40%         1,667
                                    -----------          ---      ---------          ---      ---------          ---      ---------
Total Delinquencies...............   $   2,034          2.41%     $   1,659         1.00%     $   6,012         2.00%     $   4,900
                                    -----------          ---      ---------          ---      ---------          ---      ---------
                                    -----------          ---      ---------          ---      ---------          ---      ---------


                                                        AS OF MARCH 31, 1996

                                                     --------------------------
                                     PERCENTAGE OF    DOLLAR     PERCENTAGE OF
                                         TOTAL        AMOUNT         TOTAL
                                      RECEIVABLES      (000)      RECEIVABLES
                                    ---------------  ---------  ---------------
Receivables
 Outstanding(1)...................                   $ 470,690
DELINQUENCIES:(2)(3)
30-59 Days........................         0.58%     $   2,540         0.54%
60-89 Days........................         0.17%           784         0.17%
90 days or more...................         0.39%         1,744         0.37%
                                            ---      ---------          ---
Total Delinquencies...............         1.14%     $   5,068         1.08%
                                            ---      ---------          ---
                                            ---      ---------          ---


- ------------------------------
(1) Total Seller Portfolio is the net remaining principal balance.
(2) The period of delinquency is based on the number of days payments are contractually past due.

(3) Includes repossessions in inventory.


                            CHEVY CHASE BANK, F.S.B.
                                LOSS EXPERIENCE

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                -----------------------------------------------------------------------------------------------
                                            1992                         1993                        1994               1995
                                ----------------------------  --------------------------  --------------------------  ---------
                                              PERCENTAGE OF               PERCENTAGE OF               PERCENTAGE OF
                                  DOLLAR         AVERAGE       DOLLAR        AVERAGE       DOLLAR        AVERAGE       DOLLAR
                                  AMOUNT       RECEIVABLES     AMOUNT      RECEIVABLES     AMOUNT      RECEIVABLES     AMOUNT
                                   (000)       OUTSTANDING      (000)      OUTSTANDING      (000)      OUTSTANDING      (000)
                                -----------  ---------------  ---------  ---------------  ---------  ---------------  ---------
Average Receivables
 Outstanding(1)...............   $  90,271                    $ 116,475                   $ 245,295                   $ 363,845
                                -----------                   ---------                   ---------                   ---------
Gross Charge-offs(2)..........   $     811          0.90%     $     627         0.54%     $     766         0.31%     $   2,120
Recoveries(4).................         103          0.12%           115         0.10%           219         0.09%           275
                                -----------          ---      ---------          ---      ---------          ---      ---------
Net Losses....................   $     708          0.78%     $     512         0.44%     $     547         0.22%     $   1,845
                                -----------          ---      ---------          ---      ---------          ---      ---------
                                -----------          ---      ---------          ---      ---------          ---      ---------


                                                 FOR THE THREE MONTHS ENDED

                                                       MARCH 31, 1996
                                                 --------------------------
                                 PERCENTAGE OF               PERCENTAGE OF
                                    AVERAGE       DOLLAR        AVERAGE
                                  RECEIVABLES     AMOUNT      RECEIVABLES
                                  OUTSTANDING      (000)      OUTSTANDING
                                ---------------  ---------  ---------------
Average Receivables
 Outstanding(1)...............                   $ 451,303
                                                 ---------
Gross Charge-offs(2)..........         0.58%     $     655        0.58%(3)
Recoveries(4).................         0.07%            53        0.05%(3)
                                        ---      ---------         ---
Net Losses....................         0.51%     $     602        0.53%(3)
                                        ---      ---------         ---
                                        ---      ---------         ---


- ------------------------------
(1) Equals the arithmetic average of the month-end balances.
(2) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3) Annualized.
(4) Includes current post-disposition recoveries on receivables previously charged off.

                          CONSUMER FINANCE CORPORATION
                             DELINQUENCY EXPERIENCE


                                                                                                             AS OF
                                                                                   AS OF                   MARCH 31,
                                                                             DECEMBER 31, 1995                1996
                                                                          ------------------------  ------------------------
                                                                           DOLLAR    PERCENTAGE OF   DOLLAR    PERCENTAGE OF
                                                                           AMOUNT        TOTAL       AMOUNT        TOTAL
                                                                            (000)     RECEIVABLES     (000)     RECEIVABLES
                                                                          ---------  -------------  ---------  -------------
Receivables
 Outstanding(1).........................................................  $  49,375                 $  71,857
Delinquencies(2)(3):
30 - 59 Days............................................................  $   2,528       5.12 %    $   2,398       3.34 %
60 - 89 Days............................................................  $     609       1.23 %    $     956       1.33 %
90 days or more.........................................................  $     871       1.76 %    $   1,523       2.12 %
                                                                          ---------     ---         ---------     ---
Total Delinquencies.....................................................  $   4,008       8.11 %    $   4,877       6.79 %
                                                                          ---------     ---         ---------     ---
                                                                          ---------     ---         ---------     ---


- ------------------------
(1) Receivables Outstanding consists of all amounts due from obligors as posted to the related accounts.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) Includes repossessions in inventory.

                          CONSUMER FINANCE CORPORATION
                                LOSS EXPERIENCE


                                                                                                      FOR THE THREE
                                                                                                       MONTHS ENDED
                                                                      FOR THE YEAR ENDED                MARCH 31,
                                                                      DECEMBER 31, 1995                    1996
                                                                   ------------------------  --------------------------------
                                                                    DOLLAR    PERCENTAGE OF   DOLLAR        PERCENTAGE OF
                                                                    AMOUNT        TOTAL       AMOUNT     AVERAGE RECEIVABLES
                                                                     (000)     RECEIVABLES     (000)         OUTSTANDING
                                                                   ---------  -------------  ---------  ---------------------
Average Receivables
 Outstanding(1)..................................................  $  21,383                 $  62,575
Gross Charge-offs(2).............................................  $     144       0.67 %    $     199          1.27%(3)
Recoveries(4)....................................................  $       0       0.00 %    $       8          0.05%(3)
Net Losses.......................................................  $     144       0.67 %    $     191          1.22%(3)


- ------------------------
(1) Equals the arithmetic average of the month-end balances.
(2) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3) Annualized.
(4) Includes current post-disposition recoveries on receivables previously charged off.

LITIGATION

    The Seller is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.

                                THE CERTIFICATES


    The Certificates will be issued pursuant to the Pooling Agreement to be entered into by the Servicer, the Seller and the Trustee. The Trustee will provide a copy of the Pooling Agreement to Certificateholders without charge on written request addressed to its Corporate Trust Department at 180 East 5th Street, St. Paul, Minnesota 55101, Att: Structured Finance.


    The following summary describes certain terms of the Pooling Agreement, does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling Agreement. Wherever provisions of the Pooling Agreement are referred to, such provisions are hereby incorporated herein by reference.

GENERAL

    The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by physical certificates registered in the name of Cede as nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust except in the event that Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references to distributions, notices, reports, and statements to Certificateholders shall refer to distributions, notices, reports, and statements to DTC. See "-- Book-Entry Registration" and "-- Definitive Certificates."

    In general, it is intended that Certificateholders receive, on each Distribution Date, an amount of principal equal to the decrease in the Pool Balance from the beginning to the end of the related Collection Period, plus interest at one-twelfth of the Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date. See "-- Flow of Funds." Principal and interest to be distributed to Certificateholders may be provided by payments made by or on behalf of Obligors, the payment of Purchase Amounts by the Seller or the Servicer, amounts, if any, from the Reserve Account and the Yield Maintenance Account, proceeds from physical damage insurance, Liquidation Proceeds (net of certain Servicer expenses) upon the repossession and sale of Vehicles or Recoveries (net of certain Servicer expenses) after the repossession and sale of Vehicles and any Insured Payments remitted by the Certificate Insurer under the Certificate Insurance Policy. See "The Certificate Insurance Policy."


    Distribution of principal and interest on the Certificates with respect to each Collection Period will be made on the Distribution Date immediately succeeding such Collection Period, commencing on July 15, 1996. Each Collection Period will be one calendar month.


BOOK-ENTRY REGISTRATION

    The Certificates will be book-entry certificates (the "Book-Entry Certificates"). The Beneficial Owners may elect to hold their Certificates through DTC (in the United States), or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and Chemical Bank, New York will act as depositary for Euroclear (in such capacities, individually, the "Relevant Depositary" and collectively the "European Depositaries"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be the Certificateholders as that term is used in the Pooling Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, and on the records of CEDEL or Euroclear, as appropriate).

    Beneficial Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

    Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

    Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding" herein and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this Prospectus.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market  transfers  between  persons  holding  directly  or  indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organization ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). In general, Beneficial Owners will be subject to the Rules, as in effect from time to time.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear  was  created  in  1968 to  hold  securities  for  participants of
Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guarantee Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates, to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Certificates are credited. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    The Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to the Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee advises the Beneficial Owners in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of a Servicer Default, the Beneficial Owners representing at least a majority of the outstanding principal amount of such Certificates advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Beneficial Owners.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or the certificates representing the Certificates and receipt by the Trustee of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to the Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement ("Holders").

    Distributions of principal of, and interest on, Definitive Certificates will be made by the Trustee in accordance with the procedures set forth in the Pooling Agreement directly to Holders in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CONVEYANCE OF RECEIVABLES

    On the Closing Date, the Seller will sell, transfer, assign, set over and otherwise convey to the Trustee, without recourse (except as expressly set forth in the Pooling Agreement), all of its right, title and interest in and to the Receivables, including its security interests in the Vehicles. CFC will convey the CFC Receivables to the Seller prior to such sale and assignment. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the Certificates to the Underwriters against payment to the Seller of the net purchase price of the sale of the Certificates.

    In the Pooling Agreement, the Seller will represent and warrant to the Trustee, among other things, that (i) the information provided with respect to Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to obtain physical damage and theft insurance in accordance with Seller's normal requirements; (iii) at the date of issuance of the Certificates, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the Seller have been asserted or threatened (other than the interest of the Trustee); (iv) on the Closing Date, each of the Receivables is or will be secured by a first priority perfected security interest in the Vehicle in favor of the applicable Lender; and (v) each Receivable, at the time it was originated, complied, and on the Closing Date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws. The only recourse the Trustee and the Certificateholders will have against the Seller for breach or failure to be true of any of the representations and warranties contained in the Pooling Agreement with respect to a Receivable will be to require the Seller to repurchase the Receivable. See "-- Mandatory Repurchase of Receivables."

    To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through sub-servicers, on behalf of the Trustee for the benefit of Certificateholders and the Certificate Insurer. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer or the subservicers. However, Uniform Commercial Code (the "UCC") financing statements reflecting the sale and assignment of the Receivables by the Seller to the Trustee will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. See "Formation of the Trust" and "Certain Legal Aspects of the Receivables." Pursuant to the terms of the Pooling Agreement, the Servicer will be required to file continuation statements relating to such UCC financing statements in order to maintain the perfected security interest of the Trust in the Receivables. The Servicer may designate CFC to act as Custodian with respect to Receivables Files relating to the CFC Receivables.

SERVICING PROCEDURES

    The Receivables will be serviced by the Servicer pursuant to the Pooling Agreement. The Servicer may designate CFC to act as sub-servicer with respect to the CFC Receivables, although such designation will not relieve the Servicer from its servicing obligations with respect to such CFC Receivables. The Pooling Agreement requires that servicing of the Receivables by the Servicer shall generally be carried out in the same manner in which it services receivables and vehicles held for its own account. In performing its duties hereunder, the Servicer will act on behalf and for the benefit of the Trustee and the Holders and the Certificate Insurer, subject at all times to the provisions of the Pooling Agreement, without regard to any relationship which the Servicer or any affiliate of the Servicer may otherwise have with an Obligor.


    CFC's collection procedures differ in certain respects from those employed by the Bank. On an obligor's fifth day of delinquency, CFC sends a late payment notice and begins the collection process, while the Bank initiates these steps on the obligor's tenth day of delinquency. CFC's collections department is staffed to have approximately one collector for every 800 loans outstanding, compared to the Bank's ratio of approximately one collector for every 3,000 loans outstanding. In general, CFC initiates the repossession process by the 30th day of delinquency, while the Bank begins this process by the 40th day of delinquency.


    The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Certificateholders and the Certificate Insurer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Receivables and any Insurance Policies and for enforcing any security interest in any of the Vehicles, all as set forth in the Pooling Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and the Certificate Insurer, with respect to distributions, providing appropriate federal income tax information for use in providing information to Certificateholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Seller in the Vehicles.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


    For its servicing of the Receivables, the Servicer will be entitled to retain from collections on the Receivables a Servicing Fee equal to one-twelfth of the product of (i) 1.40% and (ii) the Pool Balance of all Receivables as of the first day of the immediately preceding Collection Period. A portion of such Servicing Fee may be paid over by the Servicer to CFC with respect to its sub-servicing of the CFC Receivables.


    All costs of servicing each Receivable in the manner required by the Pooling Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Receivable or the Vehicles subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Receivable or Vehicle.

MANDATORY REPURCHASE OF RECEIVABLES


    In the event of a breach or failure to be true of any representation or warranty with respect to the Receivables described in "-- Conveyance of Receivables," which breach or failure materially and adversely affects a Receivable or the interests of the Trust, the Certificateholders or the Certificate Insurer in such Receivable, the Seller, unless such breach or failure has been cured by the last day of the Collection Period following the Collection Period during which the Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, will be required to repurchase, as of such day (or, at Seller's option, as of the last day of the month in which such breach was discovered), the Receivable from the Trustee for the Purchase Amount. The Purchase Amount is payable on the Determination Date in such subsequent Collection Period. The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee against the Seller for any such uncured breach or failure.


    The "Purchase Amount" of any Receivable means, with respect to any Distribution Date an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the last day of the preceding Collection Period and (b) the amount of accrued interest on such principal balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the Determination Date immediately preceding such Distribution Date, and after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

ACCOUNTS

    On the Closing Date, the Trustee will establish the Collection Account, into which all payments (other than amounts representing the Servicing Fee and other amounts payable to the Servicer as additional servicing compensation) made on or with respect to the Receivables will be deposited, and the Certificate

Account, from which all distributions with respect to the Receivables and the Certificates will be made. The Seller will establish the Reserve Account and the Yield Maintenance Account with the Trustee. The Collection Account, the Certificate Account, the Reserve Account and the Yield Maintenance Account are collectively referred to as the "Accounts." Each Account will be established in the name of the Trustee on behalf of the Trust, the Certificateholders and the Certificate Insurer. The Reserve Account and the Yield Maintenance Account will not be assets of the Trust, although such accounts will be pledged to the Trust. Any net investment earnings on the Yield Maintenance Account will be released to the Seller on each Distribution Date.

    On each Distribution Date, as described under "Flow of Funds," certain amounts are required to be deposited in the Reserve Account. No later than the Claim Date, amounts, if any, on deposit in the Reserve Account will be deposited in the Certificate Account to the extent that Required Payments for the following Distribution Date exceed Available Funds. Amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Balance will be released to the Seller. The Certificate Insurer may, at its option and without notice to, or the consent of, the Certificateholders, reduce the Specified Reserve Balance.

    Each Account will be maintained at all times in an Eligible Deposit Account. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank) and whose deposits are insured by the FDIC, provided that such institution must have a net worth in excess of $50,000,000 and must have a rating of Baa3 or higher from Moody's and a rating of BBB- or higher from S&P with respect to long-term deposit obligations.

    "Eligible Bank" means any depository institution (which shall initially be the Trustee), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (a) has a net worth in excess of $50,000,000 and (b) has either (i) a rating of P-1 from Moody's and A-1+ from S&P with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AA from S&P with respect to long-term unsecured debt obligations.

    Funds in the Accounts will be invested as provided in the Pooling Agreement in Eligible Investments at the direction of the Servicer. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Certificates and acceptable to the Certificate Insurer. Eligible Investments must mature not later than the Business Day before the date on which the funds invested in such Eligible Investments are required to be withdrawn from the Accounts. Any earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account will be deposited into the Collection Account and shall be available for distribution to the Certificateholders.

    The Servicer may deduct from amounts otherwise payable to the Collection Account with respect to a Collection Period an amount equal to amounts previously deposited by the Servicer into the Collection Account but later determined to have resulted from mistaken deposits.

INDEMNIFICATION

    The Pooling Agreement will provide that the Servicer will defend, indemnify and hold harmless the Trustee, the Trust, the Certificateholders, and the Certificate Insurer against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from the use, repossession or operation by the Servicer or any affiliate thereof of any Vehicles; PROVIDED, HOWEVER, that the Servicer will have no obligation to indemnify any person or entity against any credit loss on any Receivable serviced by the Servicer in accordance with the requirements of the Pooling Agreement. The Servicer will also indemnify, defend and hold harmless the Trust, the Trustee and its officers, directors, employees and agents, and the Certificate Insurer from and against any loss, liability, expense, damage or injury, including any judgement, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arises out of, or is imposed upon such persons through, the willful misfeasance, bad faith or negligence of the Servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer under the Pooling Agreement. The Seller's obligations, as Servicer, to indemnify the Trust and the Certificateholders for acts or omissions of the Seller as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer.

FLOW OF FUNDS


    On or before the earlier of the eighth Business Day or the eleventh calendar day of each month (each, a "Determination Date"), the Servicer will (x) instruct the Trustee to withdraw from the Collection Account and deposit into the Certificate Account the amount deposited to the Collection Account with respect to the Receivables during or otherwise with respect to the related Collection Period, including Liquidation Proceeds, and (y) deliver to the Trustee, the Rating Agencies and the Certificate Insurer a certificate (the "Servicer's Certificate") setting forth the information needed to make payments and other distributions and transfers on the upcoming Distribution Date.



    If, in preparing the Servicer's Certificate, the Servicer determines that the Required Payments exceed Available Funds, the Servicer will calculate the Insufficiency Amount and notify the Trustee and the Certificate Insurer thereof. Pursuant to the Pooling Agreement, the Trustee will withdraw from the Reserve Account and deposit in the Certificate Account an amount equal to the lesser of
(x) such Insufficiency Amount and (y) the amount then on deposit in the Reserve Account. Unless the Certificate Insurer has otherwise caused the remaining Insufficiency Amount (after any deposits from the Reserve Account) to be deposited in the Certificate Account not later than 12:00 p.m. St. Paul, Minnesota time on the Claim Date preceding any Distribution Date, the Trustee will deliver on such Claim Date a completed Notice of Nonpayment to the Certificate Insurer (with the Insufficiency Amount as of such Claim Date, the amount withdrawn from the Reserve Account, the amount of the Insured Payment, and any other data appropriately completed). The Certificate Insurer will then pay such Insured Payment as of such Claim Date as provided under the terms of the Certificate Insurance Policy.


    On each Distribution Date, the Trustee is required to pay the entire amount of money then on deposit in the Certificate Account, other than amounts deposited into the Certificate Account in error and Liquidation Proceeds from Receivables purchased by the Seller or the Servicer, as the case may be, in the following order of priority:

        (a) to itself, the Trustee fee;

        (b) to the Certificate Insurer, an amount equal to any premium owed to it for such Distribution Date;

        (c) to the Certificateholders, pro rata, the Monthly Interest, including any overdue Monthly Interest;

        (d)  to  the  Certificateholders,  pro  rata,  the  Monthly   Principal,
    including any overdue Monthly Principal;

        (e) to the Certificate Insurer, by wire transfer of immediately available funds to the account designated in writing by the Certificate Insurer, the Reimbursement Amount, if any, then owed to the Certificate Insurer;

        (f) to the Reserve Account, by wire transfer of immediately available funds, the lesser of (i) the difference, if any, between (x) the Specified Reserve Balance as of such Distribution Date and (y) the amount on deposit in the Reserve Account and (ii) the aggregate amount remaining in the Certificate Account;

        (g) to the Servicer, the Trustee and the Certificate Insurer, certain indemnification amounts to which they may be entitled; and

        (h) to the Seller, the aggregate amount remaining in the Certificate Account.

    As used in this Prospectus, the following terms have the following meanings:

    "Available Funds" means, with respect to a Distribution Date, for the related Determination Date, any and all amounts then held in the Collection Account and deposited thereto with respect to the Receivables during or otherwise with respect to the related Collection Period, together with amounts to be transferred from the Yield Maintenance Account to the Certificate Account with respect to such Distribution Date, less the amount described in clauses (a) and (b) above for such Distribution Date. "Available Funds" does not include amounts, if any, on deposit in the Reserve Account or any amounts paid by the Certificate Insurer under the Certificate Insurance Policy.


    "Claim Date" means, with respect to a Distribution Date, the third Business Day immediately preceding such Distribution Date.



    "Defaulted Receivable" means, with respect to any Distribution Date, a Receivable with respect to which the earlier of the following has occurred: (i) the related Obligor is contractually delinquent for 180 days as of the end of the most recently completed Collection Period or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the scheduled payments is unlikely.


    "Insufficiency Amount" means, with respect to any Distribution Date, the excess, if any, of (x) the Required Payments over (y) Available Funds.


    "Late Payment Rate" means, for any Distribution Date, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its "Prime Rate" (any change in such Prime Rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2%. The Late Payment Rate shall be computed on the basis of a 360-day year consisting of twelve 30-day months.


    "Liquidated Receivable" means a Defaulted Receivable with respect to which the Servicer has determined that eventual payment in full is unlikely or has repossessed and disposed of the related Vehicle.

    "Liquidation Proceeds" means, with respect to any Liquidated Receivable and Collection Period, the monies collected with respect to such Liquidated Receivable during such Collection Period from whatever source (other than claims under the Certificate Insurance Policy or withdrawals from the Reserve Account or the Yield Maintenance Account), net of the sum of (i) any amounts expended by the Servicer for the account of the Obligor and (ii) any amount required by law to be remitted to the Obligor.


    "Monthly  Interest" for any Distribution Date  will equal one-twelfth of the
product  of  the  Pass-Through  Rate   on  the  Certificate  Principal   Balance
immediately prior to such Distribution Date.


    "Monthly Principal" for any Distribution Date will equal the excess of (x) the aggregate unpaid principal balances of the Receivables on the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, the Original Certificate Principal Balance) over (y) the aggregate unpaid principal balances of the Receivables on the last day of the preceding Collection Period; PROVIDED, HOWEVER, that Monthly Principal on the Final Scheduled Distribution Date will equal the Certificate Principal Balance on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable. In no event shall the Monthly Principal to be distributed exceed the Certificate Principal Balance.

    "Pool Balance" means, with respect to any date of determination, the aggregate outstanding principal balance of all the Receivables as of the close of business on such date.

    "Purchased Receivable" means, with respect to a Distribution Date, a Receivable purchased by the Seller or the Servicer on or prior to the Determination Date immediately preceding such Distribution Date.

    "Recoveries" means all amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Receivable or to return the Vehicles, in each case as reduced by any out-of-pocket expenses reasonably incurred by the Servicer in enforcing such Receivable or in liquidating such Vehicles.


    "Reimbursement Amount" means, with respect to any Distribution Date, the aggregate of unreimbursed Insured Payments paid by the Certificate Insurer under the Certificate Insurance Policy as of such Distribution Date, plus the amount of any unpaid premium owed to the Certificate Insurer, plus accrued interest on each at the Late Payment Rate.


    "Required Payments" means, with respect to any Distribution Date, the sum of the Monthly Principal and Monthly Interest.

WITHHOLDING

    The Trustee is required to comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount with respect to the Certificates that the Trustee reasonably believes are applicable under the Code. Foreign Owners will be subject to U.S. income and withholding tax unless they provide certain certifications as described under "Certain Federal Income Tax Consequences -- Foreign Owners." The consent of neither the Certificateholders nor the Beneficial Owners will be required for such withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest or original issue discount payments or advances thereof to any Certificateholders pursuant to federal income tax withholding requirements, the Trustee is required to indicate the amount withheld in its monthly report to such Certificateholders. If any withholding or other tax is imposed by any jurisdiction, neither the Certificateholders nor the Owners have any right to receive additional interest or other amounts in consequence thereof.

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Trustee will furnish or cause to be furnished with each payment to Certificateholders, a statement (a "Monthly Report"), based on information in the Servicer's Certificate, setting forth the following information for such Distribution Date:

        (a) the amount of the distribution allocable to principal, including any overdue principal;

        (b) the amount of the distribution allocable to interest, including any overdue interest;

        (c) the aggregate amount of fees and compensation received by the Servicer and the Trustee for the Collection Period;

        (d) the amount, if any, of Insured Payments with respect to such Distribution Date;

        (e) the amount, if any, withdrawn from the Reserve Account and the Yield Maintenance Account with respect to such Distribution Date;

        (f) the aggregate net losses on the Receivables for the related Collection Period;

        (g) the Pool Balance and the Pool Factor as of the end of the related Collection Period;

        (h) the aggregate principal balance of all Receivables which were delinquent 30 days or more as of the last day of the related Collection Period; and

        (i) the Certificate Principal Balance as of such Distribution Date (after giving effect to the distributions on such Distribution Date).

EVIDENCE AS TO COMPLIANCE

    The Pooling Agreement requires that on or before December 31 of each year, beginning December 31, 1997, the Servicer will deliver an officers' certificate to the Trustee and the Certificate Insurer stating (i) a review of the activities of the Servicer during the preceding 12-month period ended September 30 of such year (or such longer or shorter period since the date of this Agreement) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.


    The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer) to deliver to the Trustee, with a copy to the Rating Agencies and the Certificate Insurer and each holder of the Certificates, within 90 days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending September 30, 1997, a written statement to the effect that such firm has read the monthly Servicer's Certificates delivered pursuant to the Pooling Agreement with respect to each Collection Period during such one-year or (longer or shorter) period and reviewed the servicing of the Receivables by the Servicer and that such review
(1) included tests relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the Pooling Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.


OTHER SERVICING PROCEDURES

    The Servicer will covenant in the Pooling Agreement that: (A) the Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated by the Pooling Agreement; (B) the Servicer will not impair in any material respect the rights of the Trustee or the Certificateholders in the Receivables, certain rights under agreements with Dealers related to breach of representations and warranties of Dealers with respect to the Receivables, or any physical damage or other insurance policy; and (C) the Servicer will not increase or decrease the amount of payments or the amount financed under a Receivable, or change the APR of a Receivable; PROVIDED, HOWEVER, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to retail installment sales contracts and installment loans serviced by it for its own account in accordance with its customary standards. However, if the cumulative extensions with respect to any Receivable shall cause the term of any such Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date, then the Servicer shall be obligated to purchase such Receivable as of the last day of the Collection Period following the Collection Period in which the extension was made (or, at the Servicer's election, as of the last day of the Collection Period or earlier under certain circumstances).


    In the event of a breach by the Servicer of any covenant described above that materially and adversely affects a Receivable or the interests of the Trust, the Certificateholders or the Certificate Insurer in such Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period following the Collection Period during which the Servicer became aware of, or received written notice of, such breach, will be required to purchase as of such day (or, at the Servicer's election, as of the last day of the Collection Period during which such breach was discovered) the Receivable from the Trustee for the Purchase Amount which shall be paid on the Determination Date in such subsequent Collection Period or earlier under certain circumstances. The purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Pooling Agreement related thereto. Payment of the Purchase Amounts is not covered by the Certificate Insurance Policy.


    The Pooling Agreement will also require the Servicer to charge off a Receivable as a Defaulted Receivable in accordance with its customary standards and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the Pooling Agreement, to realize upon any Receivable. The Servicer may sell the Vehicle securing such Receivable at a judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The net proceeds of such realization will be deposited into the Collection Account at the time and in the manner described above.

CERTAIN MATTERS REGARDING THE SERVICER

    The Pooling Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer acceptable to the Certificate Insurer has assumed such Servicer's servicing obligations and duties under the Pooling Agreement.

    The Pooling Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Pooling Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in the Pooling Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Pooling Agreement.

SERVICER DEFAULT


    Any of the following events will constitute a "Servicer Default" under the Pooling Agreement: (i) any failure by the Servicer to deliver to the Trustee on or before the Determination Date the Servicer's Certificate or to deliver to the Trustee for distribution to the Certificateholders any required payment, which failure continues unremedied for more than three Business Days after written notice from (x) the Trustee, the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance and the Certificate Insurer or (y) the Certificate Insurer is received by the Servicer; (ii) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenant or agreement of the Servicer or the Seller, as the case may be, in the Pooling Agreement, which failure materially and adversely affects the rights of the Certificateholders and which continues unremedied for more than 30 days after the giving of written notice of such failure (x) to the Servicer or the Seller, as the case may be, by the Trustee and by the Certificate Insurer,
(y) to the Servicer or the Seller, as the case may be, and to the Trustee by the Certificateholders evidencing not less than 25% of the Certificate Principal Balance and by the Certificate Insurer or (z) to the Servicer or the Seller, as the case may be, by the Certificate Insurer; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.


REMOVAL OF THE SERVICER

    The Servicer can only be removed pursuant to a Servicer Default. If a Servicer Default shall have occurred and be continuing, (x) with the consent of the Certificate Insurer, either the Trustee or the Certificateholders evidencing not less than 51% of the Certificate Principal Balance or (y) the Certificate Insurer shall give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer under the Pooling Agreement. On and after the time the Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer of the Receivables under the Pooling Agreement. The Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer acceptable to the Certificate Insurer to act as successor to the outgoing Servicer under the Pooling Agreement.

WAIVER OF PAST DEFAULTS

    The Holders of Certificates evidencing at least 51% of the Certificate Principal Balance (with the consent of the Certificate Insurer), or the Certificate Insurer, may waive certain defaults by the Servicer in the performance of its obligations under the Pooling Agreement. No such waiver shall impair the Certificate Insurer's or the Certificateholders' rights with respect to subsequent defaults.

OPTIONAL TERMINATION


    The Pooling Agreement will provide that on any Distribution Date following the Record Date on which the Pool Balance is 5% or less of the Original Certificate Principal Balance, the Seller will have the option to acquire all rights, title and interest in all, but not less than all, Receivables held in the Trust, by paying into the Trust for retirement of the Certificates an amount equal to the aggregate Purchase Amounts for the Receivables, together with any Reimbursement Amounts then owed to the Certificate Insurer.


AMENDMENT

    The Pooling Agreement may be amended by agreement of the Trustee, the Seller and the Servicer at any time, without the consent of the Certificateholders but with the consent of the Certificate Insurer, to cure any ambiguity or defect, to correct or supplement any provisions therein, to correct any typographical error or to add any other provisions with respect to matters or questions arising thereunder, upon receipt of an opinion of counsel to the Trustee that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer.

    The Pooling Agreement may also be amended from time to time by the Trustee, the Seller and the Servicer with the consent of the Certificate Insurer and Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (b) reduce the aforesaid percentage of Certificateholders required to consent to any amendment, without unanimous consent of the Certificateholders.

    The Trustee is required under the Pooling Agreement to furnish Certificateholders, the Certificate Insurer and the Rating Agencies with written notice of the substance of any such amendment to the Pooling Agreement promptly upon execution of such amendment.

DUTIES AND IMMUNITIES OF THE TRUSTEE

    The Trustee will make no representations as to the validity or sufficiency of the Pooling Agreement, the Certificates (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by the Seller of any funds paid to the Seller in consideration of the sale of the Certificates. If no Servicing Default has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Pooling Agreement. However, upon receipt of the various resolutions, certificates, statement, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Pooling Agreement.


    No recourse is available based on any provision of the Pooling Agreement, the Certificates or any Receivable or assignment thereof against First Bank National Association, in its individual capacity, and First Bank National Association shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Property or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct. No Certificateholder will have any right under the

Pooling Agreement to institute any proceeding with respect to the Pooling Agreement, unless such Certificateholder previously received the consent of the Certificate Insurer and has given to the Trustee written notice of default and further, unless the holders of Certificates evidencing not less than 25% of the Certificate Principal Balance have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

    The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer, in which event the Servicer, with the consent of the Certificate Insurer, will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Pooling Agreement. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective without the written consent of the Certificate Insurer and until acceptance of the appointment by the successor Trustee.

    The Pooling Agreement provides that the Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall promptly sign and file such returns. In addition, the Pooling Agreement provides that in no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or the Certificateholders under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

    The Servicer will indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents and the Certificate Insurer from and against any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or its officers, directors, employees or agents and arising out of or in connection with the acceptance or administration by the Trustee of the trust created pursuant to the Pooling Agreement, as applicable, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties under the Pooling Agreement.

                            THE CERTIFICATE INSURER


    The Certificate Insurer, formerly known as Municipal Bond Investors Assurance Corporation, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has one European branch in the Republic of France.



    All information regarding the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., including the financial statements of the Certificate Insurer for the year ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995, is hereby incorporated by reference into this Prospectus and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):



                                                          SAP
                                          -----------------------------------
                                          DECEMBER 31, 1995   MARCH 31, 1996
                                          -----------------  ----------------
                                              (AUDITED)        (UNAUDITED)
                                                     (IN MILLIONS)
Admitted Assets.........................  $        3,814     $        3,989
Liabilities.............................           2,540              2,672
Capital and Surplus.....................           1,274              1,317



                                                         GAAP
                                          -----------------------------------
                                          DECEMBER 31, 1995   MARCH 31, 1996
                                          -----------------  ----------------
                                              (AUDITED)        (UNAUDITED)
                                                     (IN MILLIONS)
Assets..................................  $        4,463     $        4,548
Liabilities.............................           1,937              2,006
Shareholder's Equity....................           2,526              2,542



    Audited financial statements of the Certificate Insurer as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 are included herein as Appendix A. Unaudited financial statements of the Certificate Insurer for the three-month period ended March 31, 1996 are included herein as Appendix B. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504.



    A copy of the Annual Report on Form 10-K of MBIA Inc. is available from the Certificate Insurer or the Securities and Exchange Commission. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504.



    The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and Certificate Insurer set forth under the headings "THE CERTIFICATE INSURER" and "THE CERTIFICATE INSURANCE POLICY" and in Appendices A and B.



    Moody's rates the claims paying ability of the Certificate Insurer "Aaa."



    S&P rates the claims paying ability of the Certificate Insurer "AAA."



    Fitch rates the claims paying ability of the Certificate Insurer "AAA."



    Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.



    The above ratings are not recommendations to buy, sell or hold Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be reversed or withdrawn.

                        THE CERTIFICATE INSURANCE POLICY


    The following information has been supplied by MBIA Insurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus.



    The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insurance Payments shall be made regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Insurer.



    Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).



    The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.



    The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below), provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.



    Insured Payments due under the Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.



    The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

    As used in the Certificate Insurance Policy, the following terms shall have the following meanings:



    "AGREEMENT" means the Pooling and Servicing Agreement dated as of June 1, 1996 among Chevy Chase Bank, F.S.B., as Seller and as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto, unless such amendment or modification has been approved in writing by the Certificate Insurer.



    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Chevy Chase, Maryland or in the city in which the Corporate Trust Office of the Trustee under the Agreement or the Certificate Insurer is located are authorized or obligated by law or executive order to close.



    "DEFICIENCY AMOUNT" means the excess, if any, of Required Payments over Net Available Distribution Amount for such Distribution Date.



    "INSURED PAYMENT" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.



    "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.



    "OWNER" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Certificates to payment thereunder.



    "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.



    Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement, unless such amendment or modification has been approved in writing by the Certificate Insurer.



    Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.



    The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.



    The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.



    The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.



    The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Certificates.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES


    Retail installment sale contracts and installment loans such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Maryland, Virginia and North Carolina, the jurisdictions in which most of the Vehicles are located, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title and, in Virginia and North Carolina, by delivery of the certificate of title to the secured party. Each Receivable prohibits the sale or transfer of the Vehicle without the consent of the applicable Lender.


    Pursuant to the Pooling Agreement, the Seller will assign its security interests in the Vehicles to the Trustee. However, because of the administrative burden and expense, neither the Lender nor the Trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Vehicles. Also, the Bank, as Servicer, will continue to hold any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the Agreement. See "The Certificates -- Conveyance of Receivables."


    Under the laws of Virginia and North Carolina, such an assignment of security interests may not be, and under the laws of Maryland will not be, sufficient to convey to the Trustee perfected security interests in the Vehicles.


    Because the Trust is not identified as the secured party on the certificate of title, the security interest of the Trust in the vehicle could be defeated in certain circumstances. In the absence of fraud or forgery by the vehicle owner or the Bank or CFC or administrative error by state or local agencies or the Bank, the notation of the lien of the Bank (or of CFC with respect to the CFC Receivables) on the certificates should be sufficient to protect the Trust against the right of subsequent purchasers of a Vehicle or subsequent lenders who take a security interest in a Vehicle. If there are any Vehicles as to which the Bank or CFC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the Bank's warranties under the Pooling Agreement and would create an obligation of the Bank to repurchase the related Receivable unless the breach is cured. See "The Certificates -- Conveyance of Receivables."

    Under the laws of most states, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

    In the ordinary course of servicing receivables, the Bank takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, a majority of states require surrender of a certificate of title to issue a certificate of title in the name of the purchaser, in such states the Bank must surrender possession of the certificate of title, if it holds the certificate of title, and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Pooling Agreement, the Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Vehicles.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle.

    The Seller will represent that, as of the Closing Date, each security interest in a Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Vehicle. However, liens for repairs or taxes, or the confiscation of a Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders in the event such a lien arises or confiscation occurs.

REPOSSESSION

    In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price below some requisite dollar amount. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

    Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

    The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

    Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action specified in the Pooling Agreement.

    Any loss relating to any such claim, to the extent not covered by a withdrawal from the Reserve Account or from a payment under the Certificate Insurance Policy could result in losses to the Certificateholders. If an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the Pooling Agreement and would create an obligation of the Seller to repurchase the related Receivable unless the breach were cured.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of certain federal income tax consequences of the purchase, ownership and disposition of the Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who are Beneficial Owners of the Certificates holding the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code (the "Code"). Investors should consult their own tax advisers to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

TAX STATUS OF THE TRUST


    In the opinion of Shaw, Pittman, Potts & Trowbridge, counsel to the Seller, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Each Beneficial Owner will be treated as owning its pro rata percentage interest in the principal of, and interest (at the Pass-Through Rate) payable on, each Receivable.


TAXATION OF BENEFICIAL OWNERS


    Subject to the discussion below under the heading "Discount and Premium," each Beneficial Owner is required to include for federal income tax purposes its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables. Each Beneficial Owner is entitled to deduct its share of the amount used to pay expenses of the Trust to the extent described below. Any amounts received by a Certificateholder from the Reserve Account or the Yield Maintenance Account will be treated for federal income tax purposes as having the same characteristics as the payments they replace.


    Each Beneficial Owner should report its share of the income of the Trust under its usual method of accounting. Accordingly, interest is includible in a Beneficial Owner's gross income when it accrues on the Receivables, or in the case of Beneficial Owners who are cash basis taxpayers, when received by the Servicer on behalf of the Beneficial Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Beneficial Owners in the following month, the amount of interest accruing to a Beneficial Owner during any calendar month will not equal the interest distributed in that month. Discount on a Receivable would be includible in income as described below.

    Each Beneficial Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Beneficial Owner is an individual, estate or trust, the deduction for such Beneficial Owner's share of such fees will be allowed only to the extent that all of such Beneficial Owner's miscellaneous itemized deductions, including such Beneficial Owner's share of such fees, exceed 2% of such Beneficial Owner's adjusted gross income.

DISCOUNT AND PREMIUM

    A Beneficial Owner that purchases a Certificate at a discount (I.E., for an amount less than its face amount) must include such discount in income over the life of the Certificates. Distinctions in the Code between original issue discount and market discount generally are not relevant in the case of the Certificates.

    The rate at which discount must be included in income depends on whether it is greater or less than a statutorily defined DE MINIMIS amount. Although not entirely certain, it would appear that the DE MINIMIS computation can be done for each Certificate overall and need not be done on a Receivable-by-Receivable basis. Generally, discount is treated as DE MINIMIS if it is less than 1/4 of one percent of the principal amount of the Certificate times the number of full years remaining to the maturity date of the Certificate. It is not clear whether the maturity date for this purpose is the final maturity date or the weighted average maturity date (and whether expected prepayments are taken into account).

    If the discount is DE MINIMIS (which should be the case for original purchasers of Certificates), it would appear that such discount is includible in income as principal payments are received on the Receivables and in proportion to such principal payments. Although not entirely clear, the income attributable to DE MINIMIS discount should be treated as capital gain.

    If the discount is more than a DE MINIMIS amount, such discount must be included in income as it accrues on the basis of the yield to maturity of the Certificate to the particular purchaser. It is not clear whether a prepayment assumption must be taken into account in computing this yield to maturity and how actual prepayments will affect accruals of discount. Unless the Certificates are originally issued with more than a DE MINIMIS amount of discount, the Trustee will not be providing any information relating to the computation of the accruals of discount by subsequent purchasers of Certificates.

    In the event that a Receivable is treated as purchased at a premium (I.E., the purchase price thereof exceeds the portion of the remaining principal balance of the Receivables allocable to the Beneficial Owners), such premium will be amortizable by a Beneficial Owner as an offset to interest income (with a corresponding reduction in the Beneficial Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made (or was previously in effect) with respect to the Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and to all debt instruments acquired thereafter.

SALE OF A CERTIFICATE

    If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Beneficial Owner's adjusted basis in the Receivables and any other assets held by the Trust. Such gain or loss will be treated as capital gain or loss. A Beneficial Owner's adjusted basis will equal the Beneficial Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any payments received that are attributable to accrued discount by any offset previously allowed for accrued premium and by the amount of principal payments previously received.

    Except as provided in the discussion of backup withholding, a non-U.S. Person (other than a nonresident alien individual present in the United States for a total of 183 days or more during his or her taxable year) will not be subject to federal income tax, and no withholding of such tax will be required, with respect to any gain realized upon the disposition or retirement of a Certificate.

FOREIGN OWNERS

    Interest attributable to Receivables which is received by a person that is not a U.S. Person (a "Foreign Owner") (other than a foreign bank and certain other persons) generally will not be subject to the normal 30% withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Foreign Owner is not engaged in a trade or business in the United States and that such Foreign Owner fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "U.S. Person" and provide its name and address. The Foreign Owner must inform the Trustee (or the last intermediary in the chain between the Trustee and the Foreign Owner) of any change in the information in the certification within 30 days of such change. For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to federal income tax, regardless of the source of its income. Payments of interest on a Certificate that are effectively connected with the conduct of a trade or business in the United States by a Foreign Owner who is a non-U.S. Person, although exempt from the withholding tax, may be subject to graduated federal income tax as if such amounts were earned by a U.S. Person.

BACKUP WITHHOLDING

    Backup withholding of federal income tax at a rate of 31% may apply to payments made in respect of the Certificates, as well as payments of proceeds from the sale of Certificates, to Beneficial Owners that are not "exempt recipients" and that fail to provide certain identifying information (such as the taxpayer identification number of the Beneficial Owner) to the Trustee or its agent in the manner required. Individuals generally are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates must be reported to the Service, unless the recipient is an exempt recipient or establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a person would be allowed as a refund or a credit against such person's federal income tax, provided that the required information is furnished to the Service. Furthermore, certain penalties may be imposed by the Service on a Beneficial Owner who is required to supply information but who does not do so in the proper manner.

    In addition, if a Certificate is sold before the stated maturity to (or through) a "broker," the broker may be required to withhold 31% of the entire sale price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person (and certain other conditions are met). Such a sale also must be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

STATE, LOCAL AND FOREIGN TAXATION

    The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state, local or foreign tax law. Investors should consult their own tax advisers regarding state, local and foreign tax consequences.

    THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS


    Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit sharing, or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans subject to ERISA or Section 4975 of the Code (collectively referred to as "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for fiduciaries, "parties in interest" and "disqualified persons."



    Unless a statutory, regulatory or administrative exemption is available, a violation of the prohibited transaction rules could occur if any Certificates were to be acquired by a Benefit Plan or with "plan assets" of any Benefit Plan, and if any of the Transferor, the Trustee, the Underwriters or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Benefit Plan. The Seller, the Trustee and the Underwriter are likely to be "parties in interest" or "disqualified persons" with respect to many Benefit Plans.



    Pursuant to the Final Regulation issued by the U.S. Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan unless certain exceptions under the Final Regulation apply or an exemption is available. There can be no assurance that any of the exceptions provided in the Final Regulation will apply. If the underlying assets of the Trust or the Yield Maintenance Account were deemed to be plan assets by reason of the acquisition of Certificates by Benefit Plans, the Seller, the Servicer the Trustee and other persons who provide services with respect to the Trust might be subject to the fiduciary responsibility provisions of Title I of ERISA and the operations of the Trust including those operations related to the Yield Maintenance Account could result in prohibited transactions.



    The DOL has granted to each of J.P. Morgan Securities Inc., CS First Boston and Smith Barney Inc. an administrative exemption (Prohibited Transactions Exemptions 90-23, 91-23 and 89-90), (collectively, the "Exemption") which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, including pools of motor vehicle installment obligations such as the Receivables and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Certificates, provided that certain conditions set forth in the Exemption are satisfied. The Seller believes that the Exemption will apply to the acquisition and holding of Certificates by Benefit Plans and that all conditions of the Exemption other than those within the control of the investors have been or will be met. The Exemption sets forth the following six general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:



        (1) The acquisition of the Certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;



        (2) The rights and interests evidenced by the Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;



        (3) The Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is one of the three highest general rating categories from either S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co.



        (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);



        (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for their services. The sum of all payments made and retained by the Seller pursuant to the assignment of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and



        (6) The Benefit Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.



    If the general conditions of the Exemption are satisfied, the Exemption provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by

Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Benefit Plans in the initial issue of Certificates, the holding of Certificates by Benefit Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans. However, no exemption is provided from the restrictions of Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Benefit Plan sponsored by (1) an Underwriter, (2) the Certificate Insurer, (3) the Issuer, (4) the Seller, (5) the Servicer, (6) the Trustee, (7) any Obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance and (8) any affiliate or successor of a person described in
(1) to (7) above (the "Restricted Group").



    If the specific conditions of Section I.B. of the Exemption are also satisfied, the Exemption provides an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates to a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans and (3) the holding of Certificates by Benefit Plans. Among the specific conditions that must be satisfied is the condition that the Benefit Plan acquires no more than 25% of the Certificates and immediately after the acquisition of the Certificates no more than 25% of the assets of the Benefit Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. As of the Cut-off Date, the Seller believes no Obligor with respect to Receivables included in the Trust constitutes more than 0.017% of the aggregate unamortized principal balance of the Trust.



    If the specific conditions of Section I.C. of the Exemption are also satisfied, the Exemption provides an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.



    Section I.D of the Exemption provides an exemption from the restrictions imposed by Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Benefit Plan's ownership of Certificates.



    Assuming compliance with the otherwise applicable conditions of the Exemption, the Seller believes that the specific exemptions provided by Section I.C. of the Exemption are also available with respect to transactions contemplated by the Yield Maintenance Payments, which transactions are provided for in the Pooling Agreement. Before purchasing a Certificate based on the Exemption, however, a fiduciary of a Benefit Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemption and
(2) that the specific conditions and other requirements set forth in the Exemption would be satisfied.



    Prospective Benefit Plan investors in the Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                    RATINGS

    It is a condition to the issuance of the Certificates that they be rated in the highest rating category by at least one of the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of Rating Agencies assigned to Certificates addresses the likelihood of the receipt by the Certificateholders of all distributions to which such Certificateholders are entitled. The ratings do not address the timely or ultimate payment of any withholding tax imposed. The ratings assigned to Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Certificateholders might suffer a lower than anticipated yield.

                                  UNDERWRITING


    Under the terms and subject to the conditions set forth in an Underwriting Agreement dated June 18, 1996 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have agreed to purchase from the Seller the following respective principal amounts of the Certificates:



                                                                                 PRINCIPAL
                                                                                 AMOUNT OF
                               UNDERWRITERS                                    CERTIFICATES
- ---------------------------------------------------------------------------  -----------------
J.P. Morgan Securities Inc.................................................  $
CS First Boston............................................................  $
Smith Barney Inc...........................................................  $
                                                                             -----------------
      Total................................................................  $
                                                                             -----------------
                                                                             -----------------


    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates, if any are purchased.


    The Seller has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of % of the principal amount per Certificate,
and  the Underwriters and  such dealers may  allow a discount of       % of such
principal amount per Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.


    The Certificates are a new issue of securities with no established trading market. The Underwriters have advised the Seller that they intend to act as market makers for the Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Certificates.

    The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.


    Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Series 1996-1 Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Series 1996-1 Certificates if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and (c) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Series 1996-1 Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.


    In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with Chevy Chase Bank, F.S.B. and its affiliates.


                               REPORT OF EXPERTS



    The financial statements of the Certificate Insurer, MBIA Insurance Corporation (formerly known as Municipal Bond Investors Assurance Corporation), included in this Prospectus in Appendix A, as of December 31, 1994 and 1995, and for the years ended December 31, 1995, 1994 and 1993 have been included in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, appearing in Appendix A, and upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

    Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller and the Underwriters by Shaw, Pittman, Potts & Trowbridge, Washington, D.C.

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors  electing  to  hold  their  Global  Securities  through  CEDEL  or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING  BETWEEN  DTC PARTICIPANTS.   Secondary  market trading  between DTC
Participants  will  be  settled  using   the  procedures  applicable  to   prior
asset-backed certificates issues in same-day funds.

    TRADING  BETWEEN  CEDEL  AND/OR EUROCLEAR  PARTICIPANTS.    Secondary market
trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN A DTC SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). In the event that the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on debt issued in registered form by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION  FOR  NON-U.S.  PERSONS WITH  EFFECTIVELY  CONNECTED  INCOME (FORM
4224). A Non-U.S. Person (as defined below), including a corporation or bank that is a Non-U.S. Person, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Form 4224 may also be filed by the Certificate Owner's Agent.

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9).   U.S. Persons can obtain a  complete
exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. Owners of Global Securities or, in the case of a Form 1001 or a Form 4224 filer, their agent, file by submitting the appropriate form to the person through whom they hold (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one taxable year of the Owner.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             INDEX OF DEFINED TERMS


Accounts...........................................................................         26
Agreement..........................................................................         36
APR................................................................................          7
Available Funds....................................................................         28
Balloon Receivable.................................................................         14
Bank...............................................................................   1, 4, 13
Bank Receivables...................................................................         13
Beneficial Owners..................................................................          5
Benefit Plans......................................................................         42
BIF................................................................................         17
Book-Entry Certificates............................................................         20
Business Day.......................................................................      5, 36
Cede...............................................................................          2
CEDEL..............................................................................          5
CEDEL Participants.................................................................         22
Certificate Account................................................................          6
Certificate Insurance Policy.......................................................       2, 7
Certificate Insurer................................................................      2, 35
Certificate Principal Balance......................................................          5
Certificateholder..................................................................          2
Certificates.......................................................................       1, 4
CFC................................................................................      5, 13
CFC Receivables....................................................................      5, 13
Citibank...........................................................................         20
Claim Date.........................................................................         28
Code...............................................................................         40
Collection Account.................................................................          6
Collection Period..................................................................          5
Commission.........................................................................          2
Cooperative........................................................................         22
Cut-Off Date.......................................................................          1
Dealers............................................................................         13
Defaulted Receivable...............................................................         28
Deficiency Amount..................................................................         36
Definitive Certificates............................................................         23
Determination Date.................................................................         27
Distribution Date..................................................................          5
DOL................................................................................         43
DTC................................................................................          2
DTC Participants...................................................................         22
Eligible Bank......................................................................         26
Eligible Deposit Account...........................................................         26
Eligible Investments...............................................................         26
ERISA..............................................................................          9
Euroclear..........................................................................          5
Euroclear Operator.................................................................         22
Euroclear Participants.............................................................         22
European Depositaries..............................................................         20
Excess Interest....................................................................          6
Exchange Act.......................................................................          2
Exemption..........................................................................         43

FDIC...............................................................................         17
Final Scheduled Distribution Date..................................................          1
Financial Intermediary.............................................................         21
FIRREA.............................................................................         17
Fiscal Agent.......................................................................         35
Fitch..............................................................................          9
Foreign Owner......................................................................         41
FTC Rule...........................................................................         39
GAAP...............................................................................         34
Global Securities..................................................................         47
Holders............................................................................         23
Indirect DTC Participants..........................................................         22
Initial Yield Maintenance Amount...................................................          7
Insolvency Event...................................................................         31
Insufficiency Amount...............................................................         28
Insured Payment....................................................................      7, 36
Issuer.............................................................................          4
Late Payment Rate..................................................................         28
Lenders............................................................................         13
Liquidated Receivable..............................................................         28
Liquidation Proceeds...............................................................         28
Monthly Interest...................................................................         28
Monthly Principal..................................................................         28
Monthly Report.....................................................................         29
Moody's............................................................................          9
Non-U.S. Person....................................................................         49
Notice.............................................................................         36
Obligor............................................................................          5
Optional Termination...............................................................          8
Original Certificate Principal Balance.............................................          5
OTS................................................................................         17
Owner..............................................................................         36
Participants.......................................................................         20
Pass-Through Rate..................................................................          5
Pool Balance.......................................................................         28
Pool Factor........................................................................         13
Pooling Agreement..................................................................          1
Preference Amount..................................................................         36
Purchase Amount....................................................................         25
Purchased Receivable...............................................................         28
Rating Agencies....................................................................          9
Receivable File....................................................................         24
Receivables........................................................................          1
Record Date........................................................................          5
Recoveries.........................................................................         29
Registration Statement.............................................................          2
Reimbursement Amount...............................................................         29
Relevant Depositary................................................................         20
Required Payments..................................................................         29
Required Rate......................................................................          7
Reserve Account....................................................................          6
Reserve Initial Deposit............................................................          6
Restricted Group...................................................................         44

Rules..............................................................................         21
S&P................................................................................          9
SAIF...............................................................................         17
SAP................................................................................         34
Securities Act.....................................................................          2
Seller.............................................................................          1
Service............................................................................          9
Servicer...........................................................................          1
Servicer Default...................................................................         31
Servicer's Certificate.............................................................         27
Servicing Fee......................................................................          8
Servicing Fee Rate.................................................................          8
Specified Reserve Balance..........................................................          6
Terms and Conditions...............................................................         22
Trust..............................................................................       1, 4
Trust Property.....................................................................          4
Trustee............................................................................          1
U.S. Person........................................................................     41, 49
UCC................................................................................         24
Underwriters.......................................................................         45
Underwriting Agreement.............................................................         45
Vehicles...........................................................................          1
Yield Maintenance Payments.........................................................          4
Yield Maintenance Amount...........................................................          7

                                   APPENDIX A
                          AUDITED FINANCIAL STATEMENTS



                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                       CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1995 AND 1994
                            AND FOR THE YEARS ENDED
                        DECEMBER 31, 1995, 1994 AND 1993

                         [COOPERS & LYBRAND LETTERHEAD]



                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholder of MBIA Insurance Corporation:



    We have audited the accompanying consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MBIA Insurance Corporation and Subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



    As discussed in Note 7 to the consolidated financial statements, effective January 1, 1993 the Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." As discussed in Note 2 to the consolidated financial statements, effective January 1, 1994 the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



                                             \s\ COOPERS & LYBRAND L.L.P.



New York, New York
January 22, 1996

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                     ASSETS



                                                                             DECEMBER 31, 1995  DECEMBER 31, 1994
                                                                             -----------------  -----------------
Investments:
  Fixed maturity securities held as available-for-sale at fair value
   (amortized cost $3,428,986 and $3,123,838...............................    $   3,652,621          3,051,906
  Short-term investments, at amortized cost (which approximates fair
   value)..................................................................          198,035            121,384
  Other investments........................................................           14,064             11,970
                                                                             -----------------  -----------------
    Total investments......................................................        3,864,720          3,185,260
Cash and cash equivalents..................................................            2,135              1,332
Accrued investment income..................................................           60,247             55,347
Deferred acquisition costs.................................................          140,348            133,048
Prepaid reinsurance premiums...............................................          200,887            186,492
Goodwill (less accumulated amortization of $37,366 and $32,437)............          105,614            110,543
Property and equipment, at cost (less accumulated depreciation of $12,137
 and $9,501)...............................................................           41,169             39,648
Receivable for investments sold............................................            5,729                945
Other assets...............................................................           42,145             46,552
                                                                             -----------------  -----------------
    Total assets...........................................................    $   4,462,994      $   3,759,167
                                                                             -----------------  -----------------
                                                                             -----------------  -----------------

                                      LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
  Deferred premium revenue.................................................    $   1,616,315      $   1,512,211
  Loss and loss adjustment expense reserves................................           42,505             40,148
  Deferred income taxes....................................................          212,925             97,828
  Payable for investments purchased........................................           10,695              6,552
  Other liabilities........................................................           54,682             46,925
                                                                             -----------------  -----------------
    Total liabilities......................................................        1,937,122          1,703,664
                                                                             -----------------  -----------------
Shareholder's Equity:
  Common stock, par value $150 per share; authorized, issued and
   outstanding -- 100,000 shares...........................................           15,000             15,000
  Additional paid-in capital...............................................        1,021,584            953,655
  Retained earnings........................................................        1,341,855          1,134,061
  Cumulative translation adjustment........................................            2,704                427
  Unrealized appreciation (depreciation) of investments, net of deferred
   income tax provision (benefit) of $78,372 and $(25,334).................          144,729            (47,640)
                                                                             -----------------  -----------------
    Total shareholder's equity.............................................        2,525,872          2,055,503
                                                                             -----------------  -----------------
    Total liabilities and shareholder's equity.............................    $   4,462,994      $   3,759,167
                                                                             -----------------  -----------------
                                                                             -----------------  -----------------



   The accompanying notes are an integral part of the consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)



                                                                                    YEARS ENDED DECEMBER 31
                                                                              -----------------------------------
                                                                                 1995        1994        1993
                                                                              ----------  ----------  -----------
Revenues:
  Gross premiums written....................................................  $  349,812  $  361,523  $   479,390
  Ceded premiums............................................................     (45,050)    (49,281)     (47,552)
                                                                              ----------  ----------  -----------
    Net premiums written....................................................     304,762     312,242      431,838
  Increase in deferred premium revenue......................................     (88,365)    (93,226)    (200,519)
                                                                              ----------  ----------  -----------
    Premiums earned (net of ceded premiums of $30,655, $33,340 and
     $41,409)...............................................................     216,397     219,016      231,319
  Net investment income.....................................................     219,834     193,966      175,329
  Net realized gains........................................................       7,777      10,335        8,941
  Other income..............................................................       2,168       1,539        3,996
                                                                              ----------  ----------  -----------
    Total revenues..........................................................     446,176     424,856      419,585
                                                                              ----------  ----------  -----------
Expenses:
  Losses and loss adjustment expenses.......................................      10,639       8,093        7,821
  Policy acquisition costs, net.............................................      21,283      21,845       25,480
  Underwriting and operating expenses.......................................      41,812      41,044       38,006
                                                                              ----------  ----------  -----------
    Total expenses..........................................................      73,734      70,982       71,307
                                                                              ----------  ----------  -----------
Income before income taxes and cumulative effect of accounting changes......     372,442     353,874      348,278
Provision for income taxes..................................................      81,748      77,125       86,684
                                                                              ----------  ----------  -----------
Income before cumulative effect of accounting changes.......................     290,694     276,749      261,594
Cumulative effect of accounting changes.....................................      --          --           12,923
                                                                              ----------  ----------  -----------
Net income..................................................................  $  290,694  $  276,749  $   274,517
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------



   The accompanying notes are an integral part of the consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                                                           UNREALIZED
                                                                                                          APPRECIATION
                                               COMMON STOCK       ADDITIONAL                 CUMULATIVE   (DEPRECIATION)
                                           --------------------    PAID-IN       RETAINED    TRANSLATION       OF
                                            SHARES     AMOUNT      CAPITAL       EARNINGS    ADJUSTMENT    INVESTMENTS
                                           ---------  ---------  ------------  ------------  -----------  -------------
Balance, January 1, 1993.................    100,000  $  15,000  $    931,943  $    670,795   $    (474)   $     2,379
Net income...............................     --         --           --            274,517      --            --
Change in foreign currency translation...     --         --           --            --             (729)       --
Change in unrealized appreciation of
 investments net of change in deferred
 income taxes of $(1,381)................     --         --           --            --           --              2,461
Dividends declared (per common share
 $500.00)................................     --         --           --            (50,000)     --            --
Tax reduction related to tax sharing
 agreement with MBIA Inc.................     --         --            11,851       --           --            --
                                           ---------  ---------  ------------  ------------  -----------  -------------
Balance, December 31, 1993...............    100,000     15,000       943,794       895,312      (1,203)         4,840
                                           ---------  ---------  ------------  ------------  -----------  -------------
Net income...............................     --         --           --            276,749      --            --
Change in foreign currency translation...     --         --           --            --            1,630        --
Change in unrealized depreciation of
 investments net of change in deferred
 income taxes of $27,940.................     --         --           --            --           --            (52,480)
Dividends declared (per common share
 $380.00)................................     --         --           --            (38,000)     --            --
Tax reduction related to tax sharing
 agreement with MBIA Inc.................     --         --             9,861       --           --            --
                                           ---------  ---------  ------------  ------------  -----------  -------------
Balance, December 31, 1994...............    100,000     15,000       953,655     1,134,061         427        (47,640)
                                           ---------  ---------  ------------  ------------  -----------  -------------
Exercise of stock options................     --         --             5,403       --           --            --
Net income...............................     --         --           --            290,694      --            --
Change in foreign currency translation...     --         --           --            --            2,277        --
Change in unrealized appreciation of
 investments net of change in deferred
 income taxes of $(103,707)..............     --         --           --            --           --            192,369
Dividends declared (per common share
 $829.00)................................     --         --           --            (82,900)     --            --
Capital contribution from MBIA Inc.......     --         --            52,800       --           --            --
Tax reduction related to tax sharing
 agreement with MBIA Inc.................     --         --             9,726       --           --            --
                                           ---------  ---------  ------------  ------------  -----------  -------------
Balance, December 31, 1995...............    100,000  $  15,000  $  1,021,584  $  1,341,855   $   2,704    $   144,729
                                           ---------  ---------  ------------  ------------  -----------  -------------
                                           ---------  ---------  ------------  ------------  -----------  -------------



   The accompanying notes are an integral part of the consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)



                                                                                   YEARS ENDED DECEMBER 31
                                                                           ---------------------------------------
                                                                              1995          1994          1993
                                                                           -----------  -------------  -----------
Cash flows from operating activities:
  Net income.............................................................  $   290,694  $     276,749  $   274,517
  Adjustments to reconcile net income to net cash provided by operating activities:
    Increase in accrued investment income................................       (4,900)        (3,833)      (5,009)
    Increase in deferred acquisition costs...............................       (7,300)       (12,564)     (10,033)
    Increase in prepaid reinsurance premiums.............................      (14,395)       (15,941)      (6,143)
    Increase in deferred premium revenue.................................      104,104        109,167      206,662
    Increase in loss and loss adjustment expense reserves................        2,357          6,413        8,225
    Depreciation.........................................................        2,676          1,607        1,259
    Amortization of goodwill.............................................        4,929          4,961        5,001
    Amortization of bond (discount) premium, net.........................       (2,426)           621         (743)
    Net realized gains on sale of investments............................       (7,778)       (10,335)      (8,941)
    Deferred income taxes................................................       11,391         19,082        7,503
    Other, net...........................................................       29,080         (8,469)      15,234
                                                                           -----------  -------------  -----------
    Total adjustments to net income......................................      117,738         90,709      213,015
                                                                           -----------  -------------  -----------
    Net cash provided by operating activities............................      408,432        367,458      487,532
                                                                           -----------  -------------  -----------
Cash flows from investing activities:
    Purchase of fixed maturity securities, net of payable for investments
     purchased...........................................................     (897,128)    (1,060,033)    (786,510)
    Sale of fixed maturity securities, net of receivable for investments
     sold................................................................      473,352        515,548      205,342
    Redemption of fixed maturity securities, net of receivable for
     investments redeemed................................................       83,448        128,274      225,608
    (Purchase) sale of short-term investments, net.......................      (32,281)         3,547      (40,461)
    (Purchase) sale of other investments, net............................         (692)        87,456      (37,777)
    Capital expenditures, net of disposals...............................       (4,228)        (3,665)      (3,601)
                                                                           -----------  -------------  -----------
    Net cash used in investing activities................................     (377,529)      (328,873)    (437,399)
                                                                           -----------  -------------  -----------
Cash flows from financing activities:
    Capital contribution from MBIA Inc...................................       52,800       --            --
    Dividends paid.......................................................      (82,900)       (38,000)     (50,000)
                                                                           -----------  -------------  -----------
    Net cash used by financing activities................................      (30,100)       (38,000)     (50,000)
                                                                           -----------  -------------  -----------
Net increase in cash and cash equivalents................................          803            585          133
Cash and cash equivalents -- beginning of year...........................        1,332            747          614
                                                                           -----------  -------------  -----------
Cash and cash equivalents -- end of year.................................  $     2,135  $       1,332  $       747
                                                                           -----------  -------------  -----------
                                                                           -----------  -------------  -----------
Supplemental cash flow disclosures:
  Income taxes paid......................................................  $    50,790  $      53,569  $    52,967



   The accompanying notes are an integral part of the consolidated financial statements.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  BUSINESS AND ORGANIZATION


    MBIA Insurance Corporation ("MBIA Corp."), formerly known as Municipal Bond Investors Assurance Corporation, is a wholly owned subsidiary of MBIA Inc. MBIA Inc. was incorporated in Connecticut on November 12, 1986 as a licensed insurer and, through the following series of transactions during December 1986, became the successor to the business of the Municipal Bond Insurance Association (the "Association"), a voluntary unincorporated association of insurers writing municipal bond and note insurance as agent for the member insurance companies:



    - MBIA Inc. acquired for $17 million all of the outstanding common stock of New York domiciled insurance company and changed the name of the insurance company to Municipal Bond Investors Assurance Corporation. In April 1995, the name was again changed to MBIA Insurance Corp. Prior to the acquisition, all of the obligations of this company were reinsured and/or indemnified by the former owner.



    - Four of the five member companies of the Association, together with their affiliates, purchased all of the outstanding common stock of MBIA Inc. and entered into reinsurance agreements whereby they ceded to MBIA Inc. substantially all of the net unearned premiums on existing and future Association business and the interest in, or obligation for, contingent commissions resulting from their participation in the Association. MBIA Inc.'s reinsurance obligations were then assumed by MBIA Corp. The participation of these four members aggregated approximately 89% of the net insurance in force of the Association. The net assets transferred from the predecessor included the cash transferred in connection with the reinsurance agreements, the related deferred acquisition costs and contingent commissions receivable, net of the related unearned premiums and contingent commissions payable. The deferred income taxes inherent in these assets and liabilities were recorded by MBIA Corp. Contingent commissions receivable (payable) with respect to premiums earned prior to the effective date of the reinsurance agreements by the Association in accordance with statutory accounting practices, remained as assets (liabilities) of the member companies.



    Effective December 31, 1989, MBIA Inc. acquired for $288 million all of the outstanding stock of Bond Investors Group, Inc. ("BIG"), the parent company of Bond Investors Guaranty Insurance Company ("BIG Ins."), which was subsequently renamed MBIA Insurance Corp. of Illinois ("MBIA Illinois").



    In January 1990, MBIA Illinois ceded its portfolio of net insured obligations to MBIA Corp. in exchange for cash and investments equal to its unearned premium reserve of $153 million. Subsequent to this cession, MBIA Inc. contributed the common stock of BIG to MBIA Corp. resulting in additional paid-in capital of $200 million. The insured portfolio acquired from BIG Ins. consists of municipal obligations with risk characteristics similar to those insured by MBIA Corp. On December 31, 1990, BIG was merged into MBIA Illinois.



    Also in 1990, MBIA Inc. formed MBIA Assurance S.A. ("MBIA Assurance"), a wholly owned French subsidiary, to write financial guarantee insurance in the international community. MBIA Assurance provides insurance for public infrastructure financings, structured finance transactions and certain obligations of financial institutions. The stock of MBIA Assurance was contributed to MBIA Corp. in 1991 resulting in additional paid-in capital of $6 million. Pursuant to a reinsurance agreement with MBIA Corp., a substantial amount of the risks insured by MBIA Assurance is reinsured by MBIA Corp.



    In 1993, MBIA Inc. formed a wholly owned subsidiary, MBIA Investment Management Corp. ("IMC"). IMC, which commenced operations in August 1993, principally provides guaranteed investment agreements to states, municipalities and municipal authorities which are guaranteed as to principal and interest. MBIA Corp. insures IMC's outstanding investment agreement liabilities.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



1.  BUSINESS AND ORGANIZATION (CONTINUED)


    In 1993, MBIA Corp. assumed the remaining business from the fifth member of the Association.



    In 1994, MBIA Inc. formed a wholly owned subsidiary, MBIA Securities Corp. ("SECO"), to provide fixed-income investment management services for MBIA Inc.'s municipal cash management service businesses. In 1995, portfolio management for a portion of MBIA Corp.'s insurance related investment portfolio was transferred to SECO; the management of the balance of this portfolio was transferred in January 1996.



2.  SIGNIFICANT ACCOUNTING POLICIES


    The consolidated financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting policies are as follows:



    CONSOLIDATION



    The consolidated financial statements include the accounts of MBIA Corp., MBIA Illinois, MBIA Assurance and BIG Services, Inc. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.



    CASH AND CASH EQUIVALENTS



    Cash and cash equivalents include cash on hand and demand deposits with banks.



    INVESTMENTS



    Effective January 1, 1994, MBIA Corp. adopted Statement of Financial Accounting Standards ("SFAS") 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with SFAS 115, MBIA Corp. reclassified its entire investment portfolio ("Fixed-maturity securities") as "available-for-sale." Pursuant to SFAS 115, securities classified as available-for-sale are required to be reported in the financial statements at fair value, with unrealized gains and losses reflected as a separate component of shareholder's equity. The cumulative effect of MBIA Corp.'s adoption of SFAS 115 was a decrease in shareholder's equity at December 31, 1994 of $46.8 million, net of taxes. The adoption of SFAS 115 had no effect on MBIA Corp.'s earnings.



    Bond discounts and premiums are amortized on the effective-yield method over the remaining term of the securities. For pre-refunded bonds the remaining term is determined based on the contractual refunding date. Short-term investments are carried at amortized cost, which approximates fair value and include all fixed-maturity securities with a remaining term to maturity of less than one year. Investment income is recorded as earned. Realized gains or losses on the sale of investments are determined by specific identification and are included as a separate component of revenues.



    Other investments consist of MBIA Corp.'s interest in limited partnerships and a mutual fund which invests principally in marketable equity securities. MBIA Corp. records dividends from its investment in marketable equity securities and its share of limited partnerships and mutual funds as a component of investment income. In addition, MBIA Corp. records its share of the unrealized gains and losses on these investments, net of applicable deferred income taxes, as a separate component of shareholder's equity.



    PREMIUM REVENUE RECOGNITION



    Premiums are earned pro rata over the period of risk. Premiums are allocated to each bond maturity based on par amount and are earned on a straight-line basis over the term of each maturity. When an insured issue is retired early, is called by the issuer, or is in substance paid in advance through a refunding or

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


defeasance accomplished by placing U.S. Government securities in escrow, the remaining deferred premium revenue, net of the portion which is credited to a new policy in those cases where MBIA Corp. insures the refunding issue, is earned at that time, since there is no longer risk to MBIA Corp. Accordingly, deferred premium revenue represents the portion of premiums written that is applicable to the unexpired risk of insured bonds and notes.



    POLICY ACQUISITION COSTS



    Policy acquisition costs include only those expenses that relate primarily to, and vary with, premium production. For business produced directly by MBIA Corp., such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, certain rating agency fees, state premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. For business assumed from the Association, such costs were comprised of management fees, certain rating agency fees and marketing and legal costs, reduced by ceding commissions received by the Association on premiums ceded to reinsurers. Policy acquisition costs are deferred and amortized over the period in which the related premiums are earned.



    LOSSES AND LOSS ADJUSTMENT EXPENSES



    Reserves for losses and loss adjustment expenses ("LAE") are established in an amount equal to MBIA Corp.'s estimate of the identified and unidentified losses, including costs of settlement on the obligations it has insured.



    To the extent that specific insured issues are identified as currently or likely to be in default, the present value of expected payments, including loss and LAE associated with these issues, net of expected recoveries, is allocated within the total loss reserve as case basis reserves. Management of MBIA Corp. periodically evaluates its estimates for losses and LAE and any resulting adjustments are reflected in current earnings. Management believes that the reserves are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not exceed such estimates.



    CONTINGENT COMMISSIONS



    Contingent  commissions  may  be  receivable  from  MBIA  Corp.'s  and   the
Association's reinsurers under various reinsurance treaties and are accrued as the related premiums are earned.



    INCOME TAXES



    MBIA Corp. is included in the consolidated tax return of MBIA Inc. The tax provision for MBIA Corp. for financial reporting purposes is determined on a stand alone basis. Any benefit derived by MBIA Corp. as a result of the tax sharing agreement with MBIA Inc. and its subsidiaries is reflected directly in shareholder's equity for financial reporting purposes.



    Deferred income taxes are provided in respect of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.



    The Internal Revenue Code permits financial guarantee insurance companies to deduct from taxable income additions to the statutory contingency reserve, subject to certain limitations. The tax benefits obtained from such deductions must be invested in non-interest bearing U. S. Government tax and loss bonds. MBIA Corp. records purchases of tax and loss bonds as payments of Federal income taxes. The amounts deducted must be restored to taxable income when the contingency reserve is released, at which time MBIA Corp. may present the tax and loss bonds for redemption to satisfy the additional tax liability.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    PROPERTY AND EQUIPMENT



    Property and equipment consists of MBIA Corp.'s headquarters and equipment and MBIA Assurance's furniture, fixtures and equipment, which are recorded at cost and, exclusive of land, are depreciated on the straight-line method over their estimated service lives ranging from 4 to 31 years. Maintenance and repairs are charged to expenses as incurred.



    GOODWILL



    Goodwill represents the excess of the cost of the acquired and contributed subsidiaries over the tangible net assets at the time of acquisition or contribution. Goodwill attributed to the acquisition of the licensed insurance company includes recognition of the value of the state licenses held by that company, and is amortized by the straight-line method over 25 years. Goodwill related to the wholly owned subsidiary of MBIA Inc. contributed in 1988 is amortized by the straight-line method over 25 years. Goodwill attributed to the acquisition of MBIA Illinois is amortized according to the recognition of future profits from its deferred premium revenue and installment premiums, except for a minor portion attributed to state licenses, which is amortized by the straight-line method over 25 years.



    FOREIGN CURRENCY TRANSLATION



    Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Operating results are translated at average rates of exchange prevailing during the year. Unrealized gains or losses resulting from translation are included as a separate component of shareholder's equity.



3.  STATUTORY ACCOUNTING PRACTICES


    The financial statements have been prepared on the basis of GAAP, which differs in certain respects from the statutory accounting practices prescribed or permitted by the insurance regulatory authorities. Statutory accounting practices differ from GAAP in the following respects:



    - premiums are earned only when the related risk has expired rather than over the period of the risk;



    - acquisition costs are charged to operations as incurred rather than as the related premiums are earned;



    - a contingency reserve is computed on the basis of statutory requirements and reserves for losses and LAE are established, at present value, for specific insured issues which are identified as currently or likely to be in default. Under GAAP reserves are established based on MBIA Corp.'s reasonable estimate of the identified and unidentified losses and LAE on the insured obligations it has written;



    - Federal income taxes are only provided on taxable income for which income taxes are currently payable, while under GAAP, deferred income taxes are provided with respect to temporary differences;



    - fixed-maturity securities are reported at amortized cost rather than fair value;



    - tax and loss bonds purchased are reflected as admitted assets as well as payments of income taxes; and



    - certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



3.  STATUTORY ACCOUNTING PRACTICES (CONTINUED)


    The following is a reconciliation of consolidated shareholder's equity presented on a GAAP basis to statutory capital and surplus for MBIA Corp. and its subsidiaries, MBIA Illinois and MBIA Assurance:



                                                                           AS OF DECEMBER 31
                                                                ----------------------------------------
                                                                    1995          1994          1993
                                                                ------------  ------------  ------------
                                                                             (IN THOUSANDS)
GAAP shareholder's equity.....................................  $  2,525,872  $  2,055,503  $  1,857,743
Premium revenue recognition...................................      (328,450)     (296,524)     (242,577)
Deferral of acquisition costs.................................      (140,348)     (133,048)     (120,484)
Unrealized (gains) losses.....................................      (223,635)       71,932       --
Contingent commissions........................................        (1,645)       (1,706)       (1,880)
Contingency reserve...........................................      (743,510)     (620,988)     (539,103)
Loss and loss adjustment expense reserves.....................        28,024        18,181        26,262
Deferred income taxes.........................................       205,425        90,328        99,186
Tax and loss bonds............................................        70,771        50,471        25,771
Goodwill......................................................      (105,614)     (110,543)     (115,503)
Other.........................................................       (12,752)      (13,568)      (11,679)
                                                                ------------  ------------  ------------
  Statutory capital and surplus...............................  $  1,274,138  $  1,110,038  $    977,736
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------



    Consolidated net income of MBIA Corp. determined in accordance with statutory accounting practices for the years ended December 31, 1995, 1994 and 1993 was $278.3 million, $224.9 million and $258.4 million, respectively.



4.  PREMIUMS EARNED FROM REFUNDED AND CALLED BONDS


    Premiums earned include $34.0 million, $53.0 million and $85.6 million for 1995, 1994 and 1993, respectively, related to refunded and called bonds.



5.  INVESTMENTS


    MBIA Corp.'s  investment  objective  is  to  optimize  long-term,  after-tax returns while emphasizing the preservation of capital and claims-paying capability through maintenance of high-quality investments with adequate liquidity. MBIA Corp.'s investment policies limit the amount of credit exposure to any one issuer. The fixed-maturity portfolio is comprised of high-quality (average rating Double-A) taxable and tax-exempt investments of diversified maturities.



    The following tables  set forth  the amortized cost  and fair  value of  the
fixed-maturities   and  short-term  investments  included  in  the  consolidated investment portfolio of MBIA Corp. as of December 31, 1995 and 1994.



                                                                                GROSS        GROSS
                                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                   COST         GAINS       LOSSES        VALUE
                                                               ------------  -----------  -----------  ------------
                                                                                  (IN THOUSANDS)
December 31, 1995
  Taxable bonds
    United States Treasury and Government Agency.............  $      6,742   $     354    $  --       $      7,096
    Corporate and other obligations..........................       592,604      30,536         (212)       622,928
    Mortgage-backed..........................................       389,943      21,403         (932)       410,414
  Tax-exempt bonds
    State and municipal obligations..........................     2,637,732     175,081       (2,595)     2,810,218
                                                               ------------  -----------  -----------  ------------
      Total fixed-maturities.................................  $  3,627,021   $ 227,374    $  (3,739)  $  3,850,656
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



5.  INVESTMENTS (CONTINUED)



                                                                               GROSS        GROSS
                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                  COST         GAINS       LOSSES        VALUE
                                                              ------------  -----------  -----------  ------------
                                                                                 (IN THOUSANDS)
December 31, 1994
  Taxable bonds
    United States Treasury and Government Agency............  $     15,133      --              (149) $     14,984
    Corporate and other obligations.........................       461,601       2,353       (23,385)      440,569
    Mortgage-backed.........................................       317,560       3,046       (12,430)      308,176
  Tax-exempt bonds
    State and municipal obligations.........................     2,450,928      36,631       (77,998)    2,409,561
                                                              ------------  -----------  -----------  ------------
      Total fixed-maturities................................  $  3,245,222   $  42,030   $  (113,962) $  3,173,290
                                                              ------------  -----------  -----------  ------------
                                                              ------------  -----------  -----------  ------------



    Fixed-maturity investments carried at fair value of $8.1 million and $7.4 million as of December 31, 1995 and 1994, respectively, were on deposit with various regulatory authorities to comply with insurance laws.



    The table below sets forth the distribution by expected maturity of the fixed-maturities and short-term investments at amortized cost and fair value at December 31, 1995. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.



                                                           AMORTIZED        FAIR
                                                              COST         VALUE
                                                          ------------  ------------
                                                                (IN THOUSANDS)
Maturity
  Within 1 year.........................................  $    178,328  $    178,256
  Beyond 1 year but within 5 years......................       448,817       477,039
  Beyond 5 years but within 10 years....................     1,133,527     1,211,645
  Beyond 10 years but within 15 years...................       742,790       804,421
  Beyond 15 years but within 20 years...................       686,871       730,030
  Beyond 20 years.......................................        46,745        38,851
                                                          ------------  ------------
                                                             3,237,078     3,440,242
Mortgage-backed.........................................       389,943       410,414
                                                          ------------  ------------
    Total fixed-maturities and short-term investments...  $  3,627,021  $  3,850,656
                                                          ------------  ------------
                                                          ------------  ------------

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



6.  INVESTMENT INCOME AND GAINS AND LOSSES


    Investment income consists of:



                                                                YEARS ENDED DECEMBER 31
                                                           ----------------------------------
                                                              1995        1994        1993
                                                           ----------  ----------  ----------
                                                                     (IN THOUSANDS)
Fixed-maturities.........................................  $  216,653  $  193,729  $  173,070
Short-term investments...................................       6,008       3,003       2,844
Other investments........................................          17          12       2,078
                                                           ----------  ----------  ----------
      Gross investment income............................     222,678     196,744     177,992
Investment expenses......................................       2,844       2,778       2,663
                                                           ----------  ----------  ----------
      Net investment income..............................     219,834     193,966     175,329
Net realized gains (losses):
  Fixed-maturities:
    Gains................................................       9,941       9,635       9,070
    Losses...............................................      (2,537)     (8,851)       (744)
                                                           ----------  ----------  ----------
    Net..................................................       7,404         784       8,326
  Other investments:
    Gains................................................         382       9,551         615
    Losses...............................................          (9)     --          --
                                                           ----------  ----------  ----------
    Net..................................................         373       9,551         615
                                                           ----------  ----------  ----------
      Net realized gains.................................       7,777      10,335       8,941
                                                           ----------  ----------  ----------
      Total investment income............................  $  227,611  $  204,301  $  184,270
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------



    Unrealized gains (losses) consist of:



                                                                          AS OF DECEMBER 31
                                                                       -----------------------
                                                                          1995        1994
                                                                       ----------  -----------
                                                                           (IN THOUSANDS)
Fixed-maturities:
  Gains..............................................................  $  227,374  $    42,030
  Losses.............................................................      (3,739)    (113,962)
                                                                       ----------  -----------
    Net..............................................................     223,635      (71,932)
Other investments:
  Gains..............................................................         287      --
  Losses.............................................................        (821)      (1,042)
                                                                       ----------  -----------
    Net..............................................................        (534)      (1,042)
                                                                       ----------  -----------
    Total............................................................     223,101      (72,974)
Deferred income tax (benefit)........................................      78,372      (25,334)
                                                                       ----------  -----------
    Unrealized gains (losses) -- net.................................  $  144,729  $   (47,640)
                                                                       ----------  -----------
                                                                       ----------  -----------



    The deferred taxes in 1995 and 1994 relate primarily to unrealized gains and losses on MBIA Corp.'s fixed-maturity investments, which are reflected in shareholders' equity in 1995 and 1994 in accordance with MBIA Corp.'s adoption of SFAS 115.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



6.  INVESTMENT INCOME AND GAINS AND LOSSES (CONTINUED)


    The change in net unrealized gains (losses) consists of:



                                                                YEARS ENDED DECEMBER 31
                                                          -----------------------------------
                                                             1995        1994         1993
                                                          ----------  -----------  ----------
                                                                     IN THOUSANDS
Fixed-maturities........................................  $  295,567  $  (289,327) $  101,418
Other investments.......................................         508       (8,488)      3,842
                                                          ----------  -----------  ----------
  Total.................................................     296,075     (297,815)    105,260
Deferred income taxes (benefit).........................     103,706      (27,940)      1,381
                                                          ----------  -----------  ----------
  Unrealized gains (losses), net........................  $  192,369  $  (269,875) $  103,879
                                                          ----------  -----------  ----------
                                                          ----------  -----------  ----------



7.  INCOME TAXES


    Effective January 1, 1993, MBIA Corp. changed its method of accounting for income taxes from the income statement-based deferred method to the balance sheet-based liability method required by SFAS 109 "Accounting for Income Taxes." MBIA Corp. adopted the new pronouncement on the cumulative catch-up basis and recorded a cumulative adjustment, which increased net income and reduced the deferred tax liability by $13.0 million. The cumulative effect represents the impact of adjusting the deferred tax liability to reflect the January 1, 1993 tax rate of 34% as opposed to the higher tax rates in effect when certain of the deferred taxes originated.



    SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.



    The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1995 and 1994 are as presented below:



                                                                           1995        1994
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Deferred tax assets
  Tax and loss bonds..................................................  $   71,183  $   50,332
  Unrealized losses...................................................      --          25,334
  Alternative minimum tax credit carry forwards.......................      39,072      22,391
  Loss and loss adjustment expense reserves...........................       9,809       6,363
  Other...............................................................         954       3,981
                                                                        ----------  ----------
    Total gross deferred tax assets...................................     121,018     108,401
                                                                        ----------  ----------
Deferred tax liabilities
  Contingency reserve.................................................     131,174      91,439
  Deferred premium revenue............................................      64,709      54,523
  Deferred acquisition costs..........................................      49,122      48,900
  Unrealized gains....................................................      78,372      --
  Contingent commissions..............................................       7,158       4,746
  Other...............................................................       3,408       6,621
                                                                        ----------  ----------
    Total gross deferred tax liabilities..............................     333,943     206,229
                                                                        ----------  ----------
      Net deferred tax liability......................................  $  212,925  $   97,828
                                                                        ----------  ----------
                                                                        ----------  ----------

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



7.  INCOME TAXES (CONTINUED)


    Under SFAS 109, a change in the Federal tax rate requires a restatement of deferred tax assets and liabilities. Accordingly, the restatement for the change in the 1993 Federal tax rate resulted in a $5.4 million increase in the tax provision, of which $3.2 million resulted from the recalculation of deferred taxes at the new Federal rate.



    The provision for income taxes is composed of:



                                               YEARS ENDED DECEMBER 31
                                           -------------------------------
                                             1995       1994       1993
                                           ---------  ---------  ---------
                                                   (IN THOUSANDS)
Current..................................  $  70,357  $  58,043  $  66,086
Deferred.................................     11,391     19,082     20,598
                                           ---------  ---------  ---------
  Total..................................  $  81,748  $  77,125  $  86,684
                                           ---------  ---------  ---------
                                           ---------  ---------  ---------



    The provision for income taxes gives effect to permanent differences between financial and taxable income. Accordingly, MBIA Corp.'s effective income tax rate differs from the statutory rate on ordinary income. The reasons for MBIA Corp.'s lower effective tax rates are as follows:



                                                                                YEARS ENDED DECEMBER 31
                                                                        ----------------------------------------
                                                                            1995          1994          1993
                                                                        ------------  ------------  ------------
Income taxes computed on pre-tax financial income at statutory
 rates................................................................       35.0 %        35.0 %        35.0 %
Increase (reduction) in taxes resulting from:
  Tax-exempt interest.................................................      (12.5)        (12.0)        (10.6)
  Amortization of goodwill............................................        0.5           0.5           0.5
  Other...............................................................       (1.1)         (1.7)         --
                                                                            -----         -----         -----
    Provision for income taxes........................................       21.9 %        21.8 %        24.9 %
                                                                            -----         -----         -----
                                                                            -----         -----         -----



8.  DIVIDENDS AND CAPITAL REQUIREMENTS


    Under New York state insurance law, MBIA Corp. may pay a dividend only from earned surplus subject to the maintenance of a minimum capital requirement. The dividends in any 12-month period may not exceed the lesser of 10% of its policyholders' surplus as shown on its last filed statutory-basis financial statements, or of adjusted net investment income, as defined, for such 12-month period, without prior approval of the superintendent of the New York State Insurance Department.



    In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Corp. had approximately $44 million available for the payment of dividends as of December 31, 1995. In 1995, 1994 and 1993, MBIA Corp. declared and paid dividends of $83 million, $38 million and $50 million, respectively, to MBIA Inc.



    Under Illinois Insurance Law, MBIA Illinois may pay a dividend from unassigned surplus, and the dividends in any 12-month period may not exceed the greater of 10% of policyholders' surplus (total capital and surplus) at the end of the preceding calendar year, or the net income of the preceding calendar year without prior approval of the Illinois State Insurance Department.



    In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Illinois may pay a dividend only with prior approval as of December 31, 1995.



    The insurance departments of New York state and certain other statutory insurance regulatory authorities and the agencies which rate the bonds insured by MBIA Corp. have various requirements relating to the maintenance of certain minimum ratios of statutory capital and reserves to net insurance in force. MBIA Corp. and MBIA Assurance were in compliance with these requirements as of December 31, 1995.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



9.  LINES OF CREDIT


    MBIA Corp. has a standby line of credit commitment in the amount of $650 million with a group of major banks to provide loans to MBIA Corp. after it has incurred cumulative losses (net of any recoveries) from September 30, 1995 in excess of the greater of $500 million and 6.25% of average annual debt service. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations including certain installment premiums and other collateral. This commitment has a seven-year term and expires on September 30, 2002 and contains an annual renewal provision subject to the approval by the bank group.



    MBIA Corp. and MBIA Inc. maintain bank liquidity facilities aggregating $275 million. At December 31, 1995, MBIA Inc. had $18 million outstanding under these facilities.



10. NET INSURANCE IN FORCE


    MBIA Corp. guarantees the timely payment of principal and interest on municipal, asset-/mortgage-backed and other non-municipal securities. MBIA Corp.'s ultimate exposure to credit loss in the event of nonperformance by the insured is represented by the insurance in force as set forth below.



    The insurance policies issued by MBIA Corp. are unconditional commitments to guarantee timely payment on the bonds and notes to bondholders. The creditworthiness of each insured issue is evaluated prior to the issuance of insurance and each insured issue must comply with MBIA Corp.'s underwriting guidelines. Further, the payments to be made by the issuer on the bonds or notes may be backed by a pledge of revenues, reserve funds, letters of credit, investment contracts or collateral in the form of mortgages or other assets. The right to such money or collateral would typically become MBIA Corp.'s upon the payment of a claim by MBIA Corp.



    As of December 31, 1995, insurance in force, net of cessions to reinsurers, has a range of maturity of 1-43 years. The distribution of net insurance in force by geographic location and type of bond, including $2.7 billion and $1.5 billion relating to IMC's municipal investment agreements guaranteed by MBIA Corp. in 1995 and 1994, respectively, is set forth in the following tables:



                                                                    AS OF DECEMBER 31
                                      ------------------------------------------------------------------------------
                                                       1995                                    1994
                                      --------------------------------------  --------------------------------------
                                          NET       NUMBER OF     % OF NET        NET       NUMBER OF     % OF NET
                                       INSURANCE     ISSUES     INSURANCE IN   INSURANCE     ISSUES     INSURANCE IN
GEOGRAPHIC LOCATION                    IN FORCE    OUTSTANDING     FORCE       IN FORCE    OUTSTANDING     FORCE
- ------------------------------------  -----------  -----------  ------------  -----------  -----------  ------------
                                                                     ($ IN BILLIONS)
California..........................   $    51.2        3,122         14.8%    $    43.9        2,832         14.3%
New York............................        30.1        4,846          8.7          25.0        4,447          8.2
Florida.............................        26.9        1,684          7.7          25.4        1,805          8.3
Texas...............................        20.4        2,031          5.9          18.6        2,102          6.1
Pennsylvania........................        19.7        2,143          5.7          19.5        2,108          6.4
New Jersey..........................        16.4        1,730          4.7          15.0        1,590          4.9
Illinois............................        15.0        1,090          4.3          14.7        1,139          4.8
Massachusetts.......................         9.3        1,070          2.7           8.6        1,064          2.8
Ohio................................         9.1        1,017          2.6           8.3          996          2.7
Michigan............................         7.9        1,012          2.3           5.7          972          1.9
                                      -----------  -----------       -----    -----------  -----------       -----
  Subtotal..........................       206.0       19,745         59.4         184.7       19,055         60.4
Other...............................       135.6       11,147         39.1         118.8       10,711         38.8
                                      -----------  -----------       -----    -----------  -----------       -----
  Total U.S.........................       341.6       30,892         98.5         303.5       29,766         99.2
                                      -----------  -----------       -----    -----------  -----------       -----
International.......................         5.1           53          1.5           2.5           18          0.8
                                      -----------  -----------       -----    -----------  -----------       -----
                                       $   346.7       30,945        100.0%    $   306.0       29,784        100.0%
                                      -----------  -----------       -----    -----------  -----------       -----
                                      -----------  -----------       -----    -----------  -----------       -----

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



10. NET INSURANCE IN FORCE (CONTINUED)



                                                                              AS OF DECEMBER 31
                                                ------------------------------------------------------------------------------
                                                                 1995                                    1994
                                                --------------------------------------  --------------------------------------
                                                    NET       NUMBER OF     % OF NET        NET       NUMBER OF     % OF NET
                                                 INSURANCE     ISSUES     INSURANCE IN   INSURANCE     ISSUES     INSURANCE IN
TYPE OF BOND                                     IN FORCE    OUTSTANDING     FORCE       IN FORCE    OUTSTANDING     FORCE
- ----------------------------------------------  -----------  -----------  ------------  -----------  -----------  ------------
                                                                               ($ IN BILLIONS)
Municipal
  General Obligation..........................   $    91.6       11,445         26.4%    $    84.2       11,029         27.5%
  Utilities...................................        60.3        4,931         17.4          56.0        5,087         18.3
  Health Care.................................        51.9        2,458         15.0          50.6        2,670         16.5
  Transportation..............................        25.5        1,562          7.4          21.3        1,486          7.0
  Special Revenue.............................        24.4        1,445          7.0          22.7        1,291          7.4
  Industrial development and pollution control
   revenue....................................        17.2          924          5.0          15.1        1,016          4.9
  Housing.....................................        15.8        2,671          4.5          13.6        2,663          4.5
  Higher education............................        15.2        1,261          4.4          14.0        1,208          4.6
  Other.......................................         7.3          134          2.1           3.8          124          1.2
                                                -----------  -----------       -----    -----------  -----------       -----
                                                     309.2       26,831         89.2         281.3       26,574         91.9
                                                -----------  -----------       -----    -----------  -----------       -----
Non-municipal
  Asset/mortgage-backed.......................        20.2          256          5.8          12.8          151          4.2
  Investor-owned utilities....................         6.4        3,559          1.8           5.7        2,918          1.9
  International...............................         5.1           53          1.5           2.5           18          0.8
  Other.......................................         5.8          246          1.7           3.7          123          1.2
                                                -----------  -----------       -----    -----------  -----------       -----
                                                      37.5        4,114         10.8          24.7        3,210          8.1
                                                -----------  -----------       -----    -----------  -----------       -----
                                                 $   346.7       30,945        100.0%    $   306.0       29,784        100.0%
                                                -----------  -----------       -----    -----------  -----------       -----
                                                -----------  -----------       -----    -----------  -----------       -----



11. REINSURANCE


    MBIA Corp. reinsures portions of its risks with other insurance companies through various quota and surplus share reinsurance treaties and facultative agreements. In the event that any or all of the reinsurers were unable to meet their obligations, MBIA Corp. would be liable for such defaulted amounts.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



11. REINSURANCE (CONTINUED)


    Amounts deducted from gross insurance in force for reinsurance ceded by MBIA Corp., MBIA Assurance and MBIA Illinois were $50.1 billion and $42.6 billion, at December 31, 1995 and 1994, respectively. The distribution of ceded insurance in force by geographic location and type of bond is set forth in the tables below:



                                                                 AS OF DECEMBER 31
                                               ------------------------------------------------------
                                                          1995                        1994
                                               --------------------------  --------------------------
                                                  CEDED      % OF CEDED       CEDED      % OF CEDED
                                                INSURANCE   INSURANCE IN    INSURANCE   INSURANCE IN
GEOGRAPHIC LOCATION                             IN FORCE        FORCE       IN FORCE        FORCE
- ---------------------------------------------  -----------  -------------  -----------  -------------
                                                                   (IN BILLIONS)
California...................................   $     8.8         17.5%     $     7.5         17.6%
New York.....................................         5.7         11.4            4.9         11.5
New Jersey...................................         3.1          6.1            2.0          4.7
Texas........................................         2.8          5.6            2.5          5.9
Pennsylvania.................................         2.7          5.4            2.6          6.1
Florida......................................         2.3          4.6            2.1          4.9
Illinois.....................................         2.2          4.5            2.3          5.4
District of Columbia.........................         1.5          3.0            1.6          3.8
Washington...................................         1.4          2.7            1.2          2.8
Puerto Rico..................................         1.3          2.6            1.1          2.6
Massachusetts................................         1.1          2.1            0.9          2.1
Ohio.........................................         1.0          2.1            0.9          2.1
                                                    -----        -----          -----        -----
  Subtotal...................................        33.9         67.6           29.6         69.5
Other........................................        14.4         28.8           12.3         28.9
                                                    -----        -----          -----        -----
    Total U. S...............................        48.3         96.4           41.9         98.4
International................................         1.8          3.6            0.7          1.6
                                                    -----        -----          -----        -----
                                                $    50.1        100.0%     $    42.6        100.0%
                                                    -----        -----          -----        -----
                                                    -----        -----          -----        -----

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



11. REINSURANCE (CONTINUED)



                                                                 AS OF DECEMBER 31
                                               ------------------------------------------------------
                                                          1995                        1994
                                               --------------------------  --------------------------
                                                  CEDED      % OF CEDED       CEDED      % OF CEDED
                                                INSURANCE   INSURANCE IN    INSURANCE   INSURANCE IN
TYPE OF BOND                                    IN FORCE        FORCE       IN FORCE        FORCE
- ---------------------------------------------  -----------  -------------  -----------  -------------
                                                                   (IN BILLIONS)
Municipal
  General obligation.........................   $    11.7         23.3%     $     9.7         22.8%
  Utilities..................................         9.0         18.0            8.5         20.0
  Health care................................         6.6         13.1            6.5         15.3
  Transportation.............................         5.5         11.0            4.5         10.6
  Special revenue............................         3.2          6.4            2.7          6.3
  Industrial development and pollution
   control revenue...........................         3.0          6.0            2.9          6.8
  Housing....................................         1.4          2.8            1.0          2.3
  Higher education...........................         1.2          2.4            1.2          2.8
  Other......................................         2.4          4.8            1.5          3.5
                                                    -----        -----          -----        -----
                                                     44.0         87.8           38.5         90.4
                                                    -----        -----          -----        -----
Non-municipal
  Asset-/mortgage-backed.....................         3.6          7.2            2.7          6.3
  International..............................         1.8          3.6            0.7          1.6
  Other......................................         0.7          1.4            0.7          1.7
                                                    -----        -----          -----        -----
                                                      6.1         12.2            4.1          9.6
                                                    -----        -----          -----        -----
                                                $    50.1        100.0%     $    42.6        100.0%
                                                    -----        -----          -----        -----
                                                    -----        -----          -----        -----



    Included in gross premiums written are assumed premiums from other insurance companies of $11.7 million, $6.3 million and $20.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. The percentages of the amounts assumed to net premiums written were 3.8%, 2.0% and 4.7% in 1995, 1994 and 1993, respectively.



    Gross premiums written include $0.2 million in 1994 and $5.4 million in 1993 related to the reassumption by MBIA Corp. of reinsurance previously ceded by the Association. Also included in gross premiums in 1993 is $10.8 million of premiums assumed from a member of the Association. Ceded premiums written are net of $0.2 million in 1995, $1.6 million in 1994 and $2.5 million in 1993 related to the reassumption of reinsurance previously ceded by MBIA Corp. or MBIA Illinois.



12. EMPLOYEE BENEFITS


    MBIA Corp. participates in MBIA Inc.'s pension plan covering all eligible employees. The pension plan is a defined contribution plan and MBIA Corp. contributes 10% of each eligible employee's annual total compensation. Pension expense for the years ended December 31, 1995, 1994 and 1993 was $3.2 million, $3.0 million and $3.1 million, respectively. MBIA Corp. also has a profit sharing/401(k) plan which allows eligible employees to contribute up to 10% of eligible compensation. MBIA Corp. matches employee contributions up to the first 5% of total compensation. MBIA Corp. contributions to the profit sharing plan aggregated $1.4 million, $1.4 million and $1.3 million for the years ended December 31, 1995, 1994 and 1993, respectively. The 401(k) plan amounts are invested in common stock of MBIA Inc. Amounts relating to the above plans that exceed limitations established by Federal regulations are contributed to a non-qualified deferred compensation plan. Of the above amounts for the pension and profit sharing plans, $2.7 million, $2.6 million and $2.6 million for the years ended December 31, 1995, 1994 and 1993, respectively, are included in policy acquisition costs.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



12. EMPLOYEE BENEFITS (CONTINUED)


    MBIA Corp. also participates in MBIA Inc.'s common stock incentive plan which enables employees of MBIA Corp. to acquire shares of MBIA Inc. or to benefit from appreciation in the price of the common stock of MBIA Inc.



    MBIA Corp. also participates in MBIA Inc.'s restricted stock program, adopted in December 1995, whereby key executive officers of MBIA Corp. are granted restricted shares of MBIA Inc. common stock. MBIA Corp. recorded $0.1 million of compensation expense in 1995 relating to this program.



    Effective January 1, 1993, MBIA Corp. adopted SFAS 106 "Employers' Accounting for Postretirement Benefits Other than Pensions." Under SFAS 106, companies are required to accrue the cost of employee post-retirement benefits other than pensions during the years that employees render service. Prior to January 1, 1993, MBIA Corp. had accounted for these post-retirement benefits on a cash basis. In 1993, MBIA Corp. adopted the new pronouncement on the cumulative catch-up basis and recorded a cumulative effect adjustment which decreased net income and increased other liabilities by $0.1 million. As of January 1, 1994, MBIA Corp. eliminated these post-retirement benefits.



13. RELATED PARTY TRANSACTIONS


    The business assumed from the Association, relating to insurance on unit investment trusts sponsored by two members of the Association, includes deferred premium revenue of $1.6 million and $1.9 million at December 31, 1995 and 1994, respectively.



    In 1993, MBIA Corp. assumed the balance of $10.8 million of deferred premium revenue from a member of the Association which had not previously ceded its insurance portfolio to MBIA Corp. Also in 1993, MBIA Corp. assumed $0.4 million of deferred premium revenue relating to one of the trusts which was previously ceded to an affiliate of an Association member.



    Since 1989, MBIA Corp. has executed five surety bonds to guarantee the payment obligations of the members of the Association, one of which is a principal shareholder of MBIA Inc., which had their Standard & Poor's claims-paying  rating  downgraded  from  Triple-A  on  their  previously  issued
Association policies. In the event that they do not meet their Association policy payment obligations, MBIA Corp. will pay the required amounts directly to the paying agent instead of to the former Association member as was previously required. The aggregate amount payable by MBIA Corp. on these surety bonds is limited to $340 million. These surety bonds remain outstanding as of December 31, 1995.



    MBIA Corp. has investment management and advisory agreements with an affiliate of a principal shareholder of MBIA Inc., which provides for payment of fees on assets under management. Total related expenses for the years ended December 31, 1995, 1994 and 1993 amounted to $2.5 million, $2.6 million and $2.4 million, respectively. These agreements were terminated on January 1, 1996 at which time SECO commenced management of MBIA Corp.'s consolidated investment portfolios. In addition, investment management expenses of $0.1 million were paid to SECO for the portion of the investment portfolio transferred in 1995.



    MBIA Corp. has various insurance coverages provided by a principal shareholder of MBIA Inc., the cost of which was $1.9 million, $1.9 million and $2.0 million for the years ended December 31, 1995, 1994 and 1993, respectively.



    Included in other assets at December 31, 1995 and 1994 is $1.1 million and $14.5 million of net receivables from MBIA Inc. and other subsidiaries.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



14. FAIR VALUE OF FINANCIAL INSTRUMENTS


    The estimated fair value amounts of financial instruments shown in the following table have been determined by MBIA Corp. using available market information and appropriate valuation methodologies. However, in certain cases considerable judgment is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount MBIA Corp. could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.



    FIXED-MATURITY SECURITIES -- The fair value of fixed-maturity securities equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.



    SHORT-TERM INVESTMENTS -- Short-term investments are carried at amortized cost which, because of their short duration, is a reasonable estimate of fair value.



    OTHER INVESTMENTS -- Other investments consist of MBIA Corp.'s interest in limited partnerships and a mutual fund which invests principally in marketable equity securities. The fair value of other investments is based on quoted market prices.



    CASH AND CASH EQUIVALENTS, RECEIVABLE FOR INVESTMENTS SOLD AND PAYABLE FOR INVESTMENTS PURCHASED -- The carrying amounts of these items are a reasonable estimate of their fair value.



    PREPAID REINSURANCE PREMIUMS -- The fair value of MBIA Corp.'s prepaid reinsurance premiums is based on the estimated cost of entering into an assumption of the entire portfolio with third party reinsurers under current market conditions.



    DEFERRED PREMIUM REVENUE -- The fair value of MBIA Corp.'s deferred premium revenue is based on the estimated cost of entering into a cession of the entire portfolio with third party reinsurers under current market conditions.



    LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES The carrying amount is composed of the present value of the expected cash flows for specifically identified claims combined with an estimate for unidentified claims. Therefore, the carrying amount is a reasonable estimate of the fair value of the reserve.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



14. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)


    INSTALLMENT PREMIUMS -- The fair value is derived by calculating the present value of the estimated future cash flow stream at 9% and 13.25% at December 31, 1995 and December 31, 1994, respectively.



                                                                             AS OF DECEMBER 31,
                                                           ------------------------------------------------------
                                                                      1995                        1994
                                                           --------------------------  --------------------------
                                                             CARRYING     ESTIMATED      CARRYING     ESTIMATED
                                                              AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                                           ------------  ------------  ------------  ------------
                                                                               (IN THOUSANDS)
Assets:
  Fixed-maturity securities..............................  $  3,652,621  $  3,652,621  $  3,051,906  $  3,051,906
  Short-term investments.................................       198,035       198,035       121,384       121,384
  Other investments......................................        14,064        14,064        11,970        11,970
  Cash and cash equivalents                                      23,258        23,258         1,332         1,332
  Prepaid reinsurance premiums...........................       200,887       174,444       186,492       159,736
  Receivable for investments sold........................         5,729         5,729           945           945
Liabilities:
  Deferred premium revenue...............................     1,616,315     1,395,159     1,512,211     1,295,305
  Loss and loss adjustment expense reserves..............        42,505        42,505        40,148        40,148
  Payable for investments purchased......................        10,695        10,695         6,552         6,552
Off-balance-sheet instruments:
  Installment premiums...................................       --            235,371       --            176,944

                                   APPENDIX B
                     UNAUDITED INTERIM FINANCIAL STATEMENTS



                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                       CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF MARCH 31, 1996 AND DECEMBER 31, 1995
               AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1995

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
                                     INDEX



                                                                                                                PAGE
                                                                                                                -----
Consolidated Balance Sheets -- March 31, 1996 (Unaudited) and December 31, 1995 (Audited)..................         B-3
Consolidated Statements of Income -- Three months ended March 31, 1996 and 1995 (Unaudited)................         B-4
Consolidated Statement of Changes in Shareholder's Equity -- Three months ended March 31, 1996
 (Unaudited)...............................................................................................         B-5
Consolidated Statements of Cash Flows -- Three months ended March 31, 1996 and 1995 (Unaudited)............         B-6
Notes to Consolidated Financial Statements (Unaudited).....................................................         B-7

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                     ASSETS



                                                                                                DECEMBER 31, 1995
                                                                                MARCH 31, 1996  -----------------
                                                                                --------------      (AUDITED)
                                                                                 (UNAUDITED)
Investments:
  Fixed-maturity securities held as available-for-sale at fair value
   (amortized cost $3,664,571 and $3,428,986).................................   $  3,784,836     $   3,652,621
  Short-term investments, at amortized cost
   (which approximates fair value)............................................        135,428           198,035
  Other investments...........................................................         13,374            14,064
                                                                                --------------  -----------------
    Total investments.........................................................      3,933,638         3,864,720
Cash and cash equivalents.....................................................          2,499             2,135
Accrued investment income.....................................................         60,462            60,247
Deferred acquisition costs....................................................        140,919           140,348
Prepaid reinsurance premiums..................................................        206,383           200,887
Goodwill (less accumulated amortization of $38,590 and $37,366)...............        104,390           105,614
Property and equipment, at cost (less accumulated depreciation of $12,822 and
 $12,137).....................................................................         41,771            41,169
Receivable for investments sold...............................................          6,501             5,729
Other assets..................................................................         51,534            42,145
                                                                                --------------  -----------------
    Total assets..............................................................   $  4,548,097     $   4,462,994
                                                                                --------------  -----------------
                                                                                --------------  -----------------

                                      LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
  Deferred premium revenue....................................................   $  1,666,945     $   1,616,315
  Loss and loss adjustment expense reserves...................................         46,376            42,505
  Deferred income taxes.......................................................        180,843           212,925
  Payable for investments purchased...........................................         15,715            10,695
  Other liabilities...........................................................         96,600            54,682
                                                                                --------------  -----------------
    Total liabilities.........................................................      2,006,479         1,937,122
                                                                                --------------  -----------------
Shareholder's Equity:
  Common stock, par value $150 per share; authorized, issued and outstanding
   -- 100,000 shares..........................................................         15,000            15,000
  Additional paid-in capital..................................................      1,025,591         1,021,584
  Retained earnings...........................................................      1,423,157         1,341,855
  Cumulative translation adjustment...........................................            330             2,704
  Unrealized appreciation of investments, net of deferred income tax provision
   of $42,114 and $78,372.....................................................         77,540           144,729
                                                                                --------------  -----------------
    Total shareholder's equity................................................      2,541,618         2,525,872
                                                                                --------------  -----------------
    Total liabilities and shareholder's equity................................   $  4,548,097     $   4,462,994
                                                                                --------------  -----------------
                                                                                --------------  -----------------



   The accompanying notes are an integral part of the consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------
Revenues:
  Gross premiums written..................................................................  $  121,011  $   71,112
  Ceded premiums..........................................................................     (14,715)     (7,080)
                                                                                            ----------  ----------
    Net premiums written..................................................................     106,296      64,032
  Increase in deferred premium revenue....................................................     (45,532)    (12,680)
                                                                                            ----------  ----------
    Premiums earned (net of ceded premiums of $9,220 and $7,839)..........................      60,764      51,352
  Net investment income...................................................................      59,003      53,065
  Net realized gains......................................................................       2,692       1,724
  Other income............................................................................         969         908
                                                                                            ----------  ----------
    Total revenues........................................................................     123,428     107,049
                                                                                            ----------  ----------

Expenses:
  Losses and loss adjustment expenses.....................................................       3,178       2,038
  Policy acquisition costs, net...........................................................       5,900       5,140
  Underwriting and operating expenses.....................................................      10,549       9,752
                                                                                            ----------  ----------
    Total expenses........................................................................      19,627      16,925
                                                                                            ----------  ----------

Income before income taxes................................................................     103,801      90,124

Provision for income taxes................................................................      22,499      19,476
                                                                                            ----------  ----------
Net income................................................................................  $   81,302  $   70,648
                                                                                            ----------  ----------
                                                                                            ----------  ----------



   The accompanying notes are an integral part of the consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                                                     UNREALIZED
                                         COMMON STOCK       ADDITIONAL                 CUMULATIVE   APPRECIATION
                                     --------------------    PAID-IN       RETAINED    TRANSLATION       OF
                                      SHARES     AMOUNT      CAPITAL       EARNINGS    ADJUSTMENT    INVESTMENTS
                                     ---------  ---------  ------------  ------------  -----------  -------------
Balance, January 1, 1996...........    100,000  $  15,000  $  1,021,584  $  1,341,855   $   2,704    $   144,729
Exercise of stock options..........     --         --             1,179       --           --            --
Net income.........................     --         --           --             81,302      --            --
Change in foreign currency
 transactions......................     --         --           --            --           (2,374)       --
Change in unrealized appreciation
 of investments net of change in
 deferred income taxes of
 $36,258...........................     --         --           --            --           --            (67,189)
Tax reduction related to tax
 sharing agreement with MBIA
 Inc...............................     --         --             2,828       --           --            --
                                     ---------  ---------  ------------  ------------  -----------  -------------
Balance, March 31, 1996............    100,000  $  15,000  $  1,025,591  $  1,423,157   $     330    $    77,540
                                     ---------  ---------  ------------  ------------  -----------  -------------
                                     ---------  ---------  ------------  ------------  -----------  -------------



   The accompanying notes are an integral part of the consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                                             THREE MONTHS ENDED
                                                                                                  MARCH 31
                                                                                          ------------------------
                                                                                             1996         1995
                                                                                          -----------  -----------
Cash flows from operating activities:
  Net income............................................................................  $    81,302  $    70,648
  Adjustments to reconcile net income to net cash provided by operating activities:
    (Increase) decrease in accrued investment income....................................         (215)         960
    Increase in deferred acquisition costs..............................................         (571)      (1,634)
    (Increase) decrease in prepaid reinsurance premiums.................................       (5,496)         758
    Increase in deferred premium revenue................................................       51,028       11,922
    Increase in loss and loss adjustment expense reserves...............................        3,871        1,885
    Depreciation........................................................................          719          630
    Amortization of goodwill............................................................        1,224        1,232
    Amortization of bond discount, net..................................................       (1,014)        (358)
    Net realized gains on sale of investments...........................................       (2,692)      (1,724)
    Deferred income taxes...............................................................        4,176        3,782
    Other, net..........................................................................       34,288       19,601
                                                                                          -----------  -----------
    Total adjustments to net income.....................................................       85,318       37,054
                                                                                          -----------  -----------
    Net cash provided by operating activities...........................................      166,620      107,702
                                                                                          -----------  -----------
Cash flows from investing activities:
  Purchase of fixed-maturity securities, net of payable for investments purchased.......     (329,252)    (162,603)
  Sale of fixed-maturity securities, net of receivable for investments sold.............      146,729       92,890
  Redemption of fixed-maturity securities, net of receivable for investments redeemed...       32,644       16,717
  Purchase of short-term investments, net...............................................      (15,259)      (9,908)
  Sale (purchase) of other investments, net.............................................          215         (863)
  Capital expenditures, net of disposals................................................       (1,333)        (817)
                                                                                          -----------  -----------
    Net cash used in investing activities...............................................     (166,256)     (84,584)
                                                                                          -----------  -----------
Cash flows from financing activities:
  Dividends paid........................................................................      --           (22,500)
                                                                                          -----------  -----------
    Net cash used by financing activities...............................................      --           (22,500)
                                                                                          -----------  -----------
Net increase in cash and cash equivalents...............................................          364          618
Cash and cash equivalents -- beginning of period........................................        2,135        1,332
                                                                                          -----------  -----------
Cash and cash equivalents -- end of period..............................................  $     2,499  $     1,950
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Supplemental cash flow disclosures:
  Income taxes paid.....................................................................  $     1,151  $         1



   The accompanying notes are an integral part of the consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  BASIS OF PRESENTATION


    The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1995. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the three months ended March 31, 1996 may not be indicative of the results that may be expected for the year ending December 31, 1996. The December 31, 1995 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.



2.  DIVIDENDS DECLARED


    No dividends were declared by the Company during the three months ended March 31, 1996.

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee..........................................................  $  78,517
Printing and Engraving....................................................  $  50,000
Trustee's Fees............................................................  $   5,000
Legal Fees and Expenses...................................................  $ 115,000
Blue Sky Fees and Expenses................................................  $  10,000
Accountants' Fees and Expenses............................................  $  40,000
Rating Agency Fees........................................................  $ 182,158
Miscellaneous Fees........................................................  $  69,325
                                                                            ---------
  Total...................................................................  $ 550,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    12 C.F.R. 545.121 of the rules and regulations of the OTS prescribe the conditions under which indemnification may be obtained by a present or former director, officer or employee of the Bank against whom an action has been brought or is threatened, for any amount for which that person is liable under a judgment and for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person defending or settling such action.

    Subject to prior OTS review, the OTS rules and regulations require the Bank to indemnify the director, officer or employee if (a) a final judgment on the merits is in his favor, or (b) in the case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the disinterested directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances, and for a purpose he could reasonably have believed under the circumstances was in the best interests of the Bank or its shareholders.

    The officers and directors of the Bank are covered by directors' and officers' insurance insuring them against any liability they may incur in their capacities as such, subject to 12 C.F.R. 545.121 of the rules and regulations of the OTS.

    Pursuant to Section    of the Underwriting  Agreement, which is attached  as
Exhibit 1.1 hereto, the Underwriters will agree to indemnify the Bank and its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Bank by the Underwriters that appears in the Registration Statement or the Prospectus.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS


  EXHIBITS
- -------------
        1.1       --      Form of Underwriting Agreement.
        4.1       --      Form of Pooling Agreement (including form of Certificate).
        4.2       --      Form of Certificate Guaranty Insurance Policy.
        5.1       --      Opinion of Shaw, Pittman, Potts & Trowbridge, Special Counsel to the Bank, with respect to legality.
        8.1       --      Opinion of Shaw, Pittman, Potts & Trowbridge, Special Counsel to the Bank, with respect to tax matters.
       23.1       --      Consent of Shaw, Pittman, Potts & Trowbridge, (included in its opinion filed as Exhibit 5.1).

  EXHIBITS
- -------------
       23.2       --      Consent of Shaw, Pittman, Potts & Trowbridge, (included in its opinion filed as Exhibit 8.1).
       23.3       --      Consent of Coopers & Lybrand L.L.P.
       24.1       --      Powers of Attorney (included on the signature pages).**


- ------------------------

**Previously filed.


    (a) Financial Statements

    All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chevy Chase, State of Maryland, on June 18, 1996.


                                          CHEVY CHASE BANK, F.S.B.
                                           as Originator of the Trust and
                                          Registrant


                                          By:       /s/ B. FRANCIS SAUL II*

                                            ------------------------------------

                                                      B. Francis Saul II
                                                     Chairman of the Board
                                                 (Principal Executive Officer)



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 18, 1996 by the following persons in the capacities indicated.



                    SIGNATURES                                              TITLE
- ---------------------------------------------------  ---------------------------------------------------

                /s/ ALEXANDER R.M. BOYLE*
     ----------------------------------------        Vice Chairman of the Board
               Alexander R.M. Boyle

                /s/ VINCENT C. BURKE, JR.*
     ----------------------------------------        Director
               Vincent C. Burke, Jr.

                   /s/ DONALD G. CONRAD*
     ----------------------------------------        Director
                 Donald G. Conrad

     ----------------------------------------        Director
                 Gavin Malloy Farr

                    /s/ JOEL A. FRIEDMAN
     ----------------------------------------        Senior Vice President and Controller
                 Joel A. Friedman                     (Principal Accounting Officer)

     ----------------------------------------        Director
               Gilbert M. Grosvenor

               /s/ STEPHEN R. HALPIN, JR.*
     ----------------------------------------        Executive Vice President
              Stephen R. Halpin, Jr.                  (Principal Financial Officer)

                    SIGNATURES                                              TITLE
- ---------------------------------------------------  ---------------------------------------------------

                  /s/ PENNE PERCY KORTH*
     ----------------------------------------        Director
                 Penne Percy Korth

                  /s/ LASALLE D. LEFFALL*
     ----------------------------------------        Director
                LaSalle D. Leffall

                 /s/ WILLIAM F. MCSWEENY*
     ----------------------------------------        Director
                William F. McSweeny

                /s/ GARLAND P. MOORE, JR*.
     ----------------------------------------        Director
               Garland P. Moore, Jr.

                  /s/ JESSE F. NICHOLSON*
     ----------------------------------------        Director
                Jesse F. Nicholson

                /s/ GEORGE M. ROGERS, JR.*
     ----------------------------------------        Director
               George M. Rogers, Jr.

                  /s/ B. FRANCIS SAUL II*
     ----------------------------------------        Chairman of the Board
                B. Francis Saul II                    (Principal Executive Officer)

     ----------------------------------------        Director
              Leonard L. Silverstein



*By:      /s/ JOEL A. FRIEDMAN

- ----------------------------------

           Joel A. Friedman
           Attorney-in-Fact